Exhibit 10.1



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                         -------------------------------


                          AGREEMENT AND PLAN OF MERGER

                         ------------------------------


                                      Among

                          GEORGIA-PACIFIC CORPORATION,

                            FENRES ACQUISITION CORP.

                                       and

                             FORT JAMES CORPORATION



                            Dated as of July 16, 2000




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



                                                                            PAGE


                                TABLE OF CONTENTS



                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01. Definitions....................................................1
SECTION 1.02. Other Defined Terms............................................4

                                   ARTICLE II
                                    THE OFFER

SECTION 2.01. The Offer......................................................6
SECTION 2.02. Company Action.................................................7
SECTION 2.03. Directors......................................................8

                                   ARTICLE III
                                   THE MERGER

SECTION 3.01. The Merger....................................................10
SECTION 3.02. Articles of Incorporation of the Surviving
               Corporation..................................................10
SECTION 3.03. By-Laws of the Surviving Corporation..........................10
SECTION 3.04. Directors and Officers of the Surviving Corporation...........10
SECTION 3.05. Closing.......................................................10

                            ARTICLE IV
             CONVERSION OF SHARES AND RELATED MATTERS

SECTION 4.01. Conversion of Capital Stock...................................11
SECTION 4.02. Exchange of Shares............................................12
SECTION 4.03. Exchange of Certificates......................................12
SECTION 4.04. Stock Options and Other Stock Plans...........................15

                            ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.01. Due Organization, Good Standing and Corporate Power...........17
SECTION 5.02. Authorization and Validity of Agreement.......................17
SECTION 5.03. Capitalization................................................18
SECTION 5.04. Consents and Approvals; No Violations.........................19
SECTION 5.05. Company Reports and Financial Statements......................20
SECTION 5.06. Information to Be Supplied....................................21
SECTION 5.07. Absence of Certain Events.....................................21
SECTION 5.08. Litigation....................................................21
SECTION 5.09. Title to Properties; Encumbrances.............................22
SECTION 5.10. Compliance with Laws..........................................22
SECTION 5.11. Company Employee Benefit Plans................................23

SECTION 5.12. Labor/Employment..............................................23
SECTION 5.13. Taxes.........................................................24
SECTION 5.14. Intellectual Property.........................................25
SECTION 5.15. Broker's or Finder's Fee......................................26
SECTION 5.16. Environmental Laws and Regulations............................26
SECTION 5.17. State Takeover Statutes.......................................27
SECTION 5.18. Voting Requirements; Board Approval; Appraisal
               Rights.......................................................27
SECTION 5.19. Opinion of Financial Advisor..................................28
SECTION 5.20. Rights Agreement..............................................28
SECTION 5.21. Non-competition Agreements....................................28

                            ARTICLE VI
             REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 6.01. Due Organization, Good Standing and Corporate Power...........28
SECTION 6.02. Authorization and Validity of Agreement.......................29
SECTION 6.03. Capitalization................................................29
SECTION 6.04. Consents and Approvals; No Violations.........................30
SECTION 6.05. Parent Reports and Financial Statements.......................31
SECTION 6.06. Information to Be Supplied....................................32
SECTION 6.07. Absence of Certain Events.....................................33
SECTION 6.08. Litigation....................................................33
SECTION 6.09. Compliance with Laws..........................................33
SECTION 6.10. Parent Employee Benefit Plans.................................34
SECTION 6.11. Broker's or Finder's Fee......................................34
SECTION 6.12. Ownership of Capital Stock....................................35
SECTION 6.13. Vote Required.................................................35
SECTION 6.14. Financing.....................................................35

                                   ARTICLE VII
                TRANSACTIONS PRIOR TO CLOSING DATE

SECTION 7.01. Access to Information Concerning Properties and
               Records......................................................35
SECTION 7.02. Confidentiality...............................................36
SECTION 7.03. Conduct of the Business of the Company Pending the
               Closing Date.................................................36
SECTION 7.04. Conduct of the Business of Parent Pending the
               Closing Date.................................................39
SECTION 7.05. Company Shareholder Meeting; Preparation of Proxy
               Statement/Prospectus.........................................40
SECTION 7.06. Reasonable Best Efforts.......................................42
SECTION 7.07. No Solicitation...............................................42
SECTION 7.08. Notification of Certain Matters...............................44
SECTION 7.09. Antitrust Laws................................................44
SECTION 7.10. Directors' and Officers' Insurance............................46
SECTION 7.11. Public Announcements..........................................47
SECTION 7.12. Transfer Tax..................................................47

SECTION 7.13. NYSE Listing..................................................48
SECTION 7.14. Affiliates of the Company.....................................48
SECTION 7.15. Section 16 Matters............................................48
SECTION 7.16. Employee Benefits.............................................48
SECTION 7.17. Voting of Shares..............................................50
SECTION 7.18. The Company Rights Plan.......................................50
SECTION 7.19. Fees and Expenses.............................................50
SECTION 7.20. Merger Sub....................................................50

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

SECTION 8.01. Conditions to Obligations of Each Party.......................50

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.01. Termination...................................................51
SECTION 9.02. Effect of Termination.........................................53
SECTION 9.03. Payment of Certain Fees.......................................53

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01. Representations and Warranties...............................54
SECTION 10.02. Extension; Waiver............................................54
SECTION 10.03. Notices......................................................54
SECTION 10.04. Entire Agreement.............................................55
SECTION 10.05. Binding Effect; Benefit; Assignment..........................56
SECTION 10.06. Amendment and Modification...................................56
SECTION 10.07. Further Actions..............................................56
SECTION 10.08. Headings.....................................................56
SECTION 10.09. Enforcement..................................................56
SECTION 10.10. Counterparts.................................................56
SECTION 10.11. Applicable Law...............................................57
SECTION 10.12. Severability.................................................57
SECTION 10.13. WAIVER OF JURY TRIAL.........................................57


ANNEX I ....-     Conditions of the Offer

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of July 16, 2000 (this "Agreement"), by and among GEORGIA-PACIFIC CORPORATION, a Georgia corporation
 ---------
("Parent"), FENRES ACQUISITION CORP., a Virginia corporation and a direct wholly
  ------
owned subsidiary of Parent ("Merger Sub"), and FORT JAMES CORPORATION, a
                             ----------
Virginia corporation (the "Company").
                           -------

            WHEREAS, the Boards of Directors of Parent and the Company each have determined that it is in the best interests of each corporation and their respective shareholders to effect a business combination between Parent and the Company and, accordingly, have agreed to effect the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, upon the terms and subject to the conditions set forth herein (the "Merger"); and
                                                           ------

            WHEREAS, by resolutions duly adopted, the respective Boards of Directors of the Company, Parent and Merger Sub have approved and adopted this Agreement and the transactions contemplated hereby.

            NOW THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01. Definitions. When used in this Agreement, the following terms
------------  -----------
shall have the respective meanings specified therefore below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acceptance Date" shall mean the date on which Merger Sub accepts
             ---------------
for payment all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

            "Affiliate" shall mean, with respect to any specified Person, any
             ---------
Person who directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided that, for the purposes of this
                                     --------
definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

            "Average Price" shall mean the average (rounded to the nearest
             -------------
1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Parent Common Stock on the NYSE, as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 10 consecutive Trading Days ending on the third Trading Day immediately preceding the Acceptance Date.

            "Business Day" shall mean a day other than a Saturday, a Sunday or a
             ------------
day on which banks in New York, New York are permitted or required to close.

            "Company Common Stock" shall mean the Company's common stock, par
             --------------------
value $.10 per share, including the Company Rights associated therewith.

            "Company Material Adverse Effect" shall mean any event, change,
             -------------------------------
occurrence, effect, fact or circumstance that is materially adverse to (i) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, but shall exclude any effects, consequences or conditions arising out of (A) any change in (x) U.S. or global economic or industry conditions, (y) U.S. or global financial markets or conditions or (z) any generally applicable law, rule or regulation or GAAP or interpretation of any of the foregoing or (B) the announcement of this Agreement or the transactions contemplated or required hereby, including any actions required under this Agreement pursuant to Section 7.09.

            "Company Options" shall mean options to purchase shares of the
             ---------------
Company Common Stock, whether issued pursuant to a Company Employee Benefit Plan or otherwise.

            "Company Rights" shall mean the right associated with each share of
             --------------
Company Common Stock to purchase one-one-thousandth of a share of the Company's Series M Cumulative Participating Preferred Stock, par value $10.00 per share.

            "Company Shareholder Approval" shall mean the approval of this
             ----------------------------
Agreement at the Company Shareholder Meeting by more than two-thirds of all votes entitled to be cast at the Company Shareholder Meeting.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as
             ------------
amended.

            "Exchange Ratio" (as the same may be adjusted pursuant to Section
             --------------
4.01(d)) shall be equal to (i) .2644, if the Average Price is less than or equal to $39.33 or (ii) if the Average Price is greater than $39.33, the number of shares of Parent Common Stock equal to $10.40 divided by the Average Price.

            "GAAP" shall mean generally accepted accounting principles of the
             ----
United States of America, as in effect from time to time.

            "know" or "knowledge" shall mean, with respect to any party, the
             ----      ---------
knowledge of such party's executive officers.

            "Merger Sub Common Stock" shall mean Merger Sub's common stock, par
             -----------------------
value $.01 per share.

            "NYSE" shall mean the New York Stock Exchange, Inc.
             ----

            "Parent Common Stock" shall mean Georgia-Pacific
             -------------------
Corporation-Georgia-Pacific Group Common Stock, par value $.80 per share, including the Parent Rights associated therewith.

            "Parent Material Adverse Effect" shall mean any event, change,
             ------------------------------
occurrence, effect, fact or circumstance that is materially adverse to (i) the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, but shall exclude any effects, consequences or conditions arising out of (A) any change in (x) U.S. or global economic or industry conditions, (y) U.S. or global financial markets or conditions or (z) any generally applicable law, rule or regulation, GAAP or interpretation of any of the foregoing or (B) the announcement of this Agreement or the transactions contemplated or required hereby, including any actions required under this Agreement pursuant to Section 7.09.

            "Parent Rights" shall mean the rights associated with each share of
             -------------
Parent Common Stock to purchase one-one-hundredth of a share of Parent's Series B Junior Preferred Stock, no par value.

            "Per Share Amount" shall mean the sum of (a) $29.60 and (b) the
             ----------------
product of the Exchange Ratio and the Average Price.

            "Person" shall mean and include an individual, a partnership, a
             ------
joint venture, a corporation, a trust, an association, an unincorporated organization, a limited liability company, a limited partnership, a group, a syndicate, a person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act) and a government or other department or subdivision or instrumentality or agency thereof.

            "Proxy Statement/Prospectus" shall mean the proxy
             --------------------------
statement/prospectus included in the Merger Registration Statement relating to the Company Shareholder Meeting.

            "SEC" shall mean the U.S. Securities and Exchange
             ---
Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.
             --------------

            "Significant Subsidiary" shall mean (a) with respect to the
             ----------------------
Company, Fort James Operating Company, Fort James-Pennington, Inc., Harmon Associates Corporation, Fort James UK Limited, Fort James International Holdings, Ltd., Fort James France S.A.S., Fort James France s.c.a., Fort James Canada Inc., Fort James S.P.R.L.S. Com. p.A. and Fort James Italia S.r.l. and
(b) with respect to Parent, Brunswick Pulp & Paper Company, CeCorr, Inc., G-P Gypsum Corporation, Georgia-Pacific Resins, Inc., Georgia-Pacific Tissue, LLC, Georgia-Pacific West, Inc., Great Northern Nekoosa Corporation, North American Timber Corp. and Unisource Worldwide, Inc.

            "Subsidiary" shall mean, with respect to a Person, (x) any
            -----------
partnership of which such Person or any of its Subsidiaries is a general partner or (y) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote more than 50% of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

            "Trading Day" shall mean any day on which securities are traded on
             -----------
the NYSE.

SECTION 1.02. Other Defined Terms.  The following terms used herein are defined
---------------------------------
in the Section of this Agreement specified below:

            Terms                                     Section
            -----                                     -------
            "401(k) Plan"                             Section 7.16(c)
             -----------
            "Acquisition Agreement"                   Section 7.07(b)
             ---------------------
            "Agreement"                               Preamble
             ---------
            "Antitrust Authorities"                   Section 7.09(b)
             ---------------------
            "Antitrust Law"                           Section 7.09(b)
             -------------
            "Articles Of Merger"                      Section 3.01(a)
             ------------------
            "Cashout Election"                        Section 4.04(a)
             ----------------
            "Certificate"                             Section 4.01(c)
             -----------
            "Claims"                                  Section 5.16
             ------
            "Closing"                                 Section 3.05
             -------
            "Closing Date"                            Section 3.05
             ------------
            "Code"                                    Section 5.11(a)
             ----
            "Company"                                 Preamble
             -------
            "Company Disclosure Schedule"             Article V
             ---------------------------
            "Company Employee Benefit Plans"          Section 5.11(a)
             ------------------------------
            "Company Employees"                       Section 7.16(a)
             -----------------
            "Company Intellectual Property"           Section 5.14(a)
             -----------------------------
            "Company Preferred Stock"                 Section 5.03(a)
             -----------------------
            "Company Property"                        Section 5.16
             ----------------
            "Company Recommendation"                  Section 7.05(a)
             ----------------------
            "Company SEC Reports"                     Section 5.05(a)
             -------------------
            "Company Shareholder Meeting"             Section 7.05(a)
             ---------------------------
            "Confidentiality Agreement"               Section 7.02
             -------------------------
            "Continuing Directors"                    Section 2.03(a)
             --------------------
            "Consent Decree"                          Section 7.09(b)
             --------------
            "Contacts"                                Section 7.09(a)
             --------
            "Contracts"                               Section 5.04
             ---------
            "Conversion Election"                     Section 4.04(a)
             -------------------
            "Designated Directors"                    Section 2.03(d)
             --------------------
            "Effective Time"                          Section 3.01(a)
             --------------
            "Environmental Claims"                    Section 5.16
             --------------------
            "Environmental Law"                       Section 5.16
             -----------------
            "ERISA"                                   Section 5.11(a)
             -----
            "European Antitrust Laws"                 Section 5.04
             -----------------------
            "Exchange Agent"                          Section 4.02
             --------------
            "Exchange Fund"                           Section 4.03(a)
             -------------
            "Governmental Authority"                  Section 5.04
             ----------------------

            Terms                                     Section
            -----                                     -------

             "Hazardous Materials"                    Section 5.16
             -------------------
            "HSR Act"                                 Section 5.04
             -------
            "Indemnified Parties"                     Section 7.10(b)
             -------------------
            "Issuance Obligation"                     Section 5.03(a)
             -------------------
            "Junior Preferred Stock"                  Section 6.03(a)
             ----------------------
            "Laws"                                    Section 5.04
             ----
            "Liens"                                   Section 6.03(b)
             -----
            "Merger"                                  Preamble
             ------
            "Merger Registration Statement"           Section 6.06(a)
             -----------------------------
            "Merger Sub"                              Preamble
             ----------
            "Minimum Condition"                       Section 2.01(a)
             -----------------
            "Morgan Stanley"                          Section 2.02(a)
             --------------
            "New Plans"                               Section 7.16(b)
             ---------
            "Offer"                                   Section 2.01(a)
             -----
            "Offer Documents"                         Section 2.01(b)
             ---------------
            "Offer Registration Statement"            Section 2.01(a)
             ----------------------------
            "Old Plans"                               Section 7.16(b)
             ---------
            "Orders"                                  Section 5.04
             ------
            "Parent"                                  Preamble
             ------
            "Parent Disclosure Schedule"              Article VI
             --------------------------
            "Parent Employee Benefit Plans"           Section 6.10(a)
             -----------------------------
            "Parent SEC Reports"                      Section 6.05(a)
             ------------------
            "Permits"                                 Section 5.10(b)
             -------
            "Preferred Stock"                         Section 6.03(a)
             ---------------
            "Proceedings"                             Section 5.08
             -----------
            "Release"                                 Section 5.16
             -------
            "Representatives"                         Section 7.07(a)
             ---------------
            "Returns"                                 Section 5.13(a)
             -------
            "Reverse Termination Fee"                 Section 9.03(c)
             -----------------------
            "Rights Agreement"                        Section 5.20
             ----------------
            "Rule 145 Affiliate"                      Section 7.14
             ------------------
            "Rule 145 Affiliate Agreement"            Section 7.14
             ----------------------------
            "Schedule 14D-9"                          Section 2.02(b)
             --------------
            "Schedule TO"                             Section 2.01(b)
             -----------
            "Substituted Option"                      Section 4.04(c)
             ------------------
            "Superior Proposal"                       Section 7.07(a)
             -----------------
            "Surviving Corporation"                   Section 3.01(b)
             ---------------------
            "Takeover Proposal"                       Section 7.07(a)
             -----------------
            "Taxes"                                   Section 5.13(a)
             -----
            "Termination Date"                        Section 9.01(d)
             ----------------
            "Termination Fee"                         Section 9.03(a)
             ---------------
            "Third Party Acquisition Event"           Section 9.03(b)
             -----------------------------
            "Transfer Taxes"                          Section 7.12
             --------------
            "Voting Debt"                             Section 5.03(a)
             -----------
            "VSCA"                                    Section 2.02(a)
             ----

                                   ARTICLE II

                                    THE OFFER

          SECTION 2.01. The Offer. (a) Provided that this Agreement shall not
          ------------- ---------
have been terminated in accordance with Article IX, unless otherwise agreed by Parent and the Company, no later than three Business Days following effectiveness of a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Offer Registration Statement") Parent
                                        ----------------------------
shall cause Merger Sub to commence an offer (the "Offer") to purchase all of the
                                             ----------
outstanding shares of Company Common Stock at a price for each share of Company Common Stock of (1) $29.60, net to the seller in cash, and (2) a fraction of a share of Parent Common Stock equal to the Exchange Ratio. The Offer shall be subject only to (1) the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of shares of Company Common Stock that, together with the shares of Company Common Stock then owned by Parent and/or Merger Sub, represents at least two-thirds of the shares of Company Common Stock outstanding on a fully-diluted basis (the "Minimum Condition") and (2) the other
                                           -----------------
conditions set forth in Annex I hereto. Merger Sub shall have the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided that (A) the Minimum Condition may not be
                         --------
waived or reduced to less than two-thirds of the shares of Company Common Stock outstanding on a fully-diluted basis without the prior written consent of the Company and (B) no change may be made that changes the form of consideration payable in the Offer, decreases the consideration payable in the Offer, reduces the maximum number of shares of Company Common Stock to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in Annex I or makes any other change which is adverse to the holders of Company Common Stock. Notwithstanding the foregoing, without the consent of the Company, Merger Sub shall have the right to extend the Offer (i) for one or more periods (not in excess of 10 Business Days each) but in no event ending later than the Termination Date if, at the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or waived, until such conditions are satisfied or waived, (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law or (iii) for an aggregate period of not more than 10 Business Days beyond the latest applicable date that would otherwise be permitted under clause (i) or (ii) of this sentence, if, as of such date, all of the conditions to the Offer have been satisfied or waived, but the number of shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer equals 80% or more, but less than 90%, of the outstanding shares of Company Common Stock on a fully diluted basis. In the event that Merger Sub is unable to consummate the Offer on the initial scheduled expiration date due to the failure of the conditions to the Offer to be satisfied or waived, Parent shall cause Merger Sub to, unless this Agreement is terminated pursuant to Article IX, extend the Offer and set a subsequent scheduled expiration date, and shall continue to so extend the Offer and set subsequent scheduled expiration dates until the Termination Date. Subject to the foregoing and upon the terms and subject to the conditions of the Offer, Parent shall cause Merger Sub to, accept for payment and pay for, as promptly as practicable after the expiration of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer. Parent will announce the exact Exchange Ratio with respect to each share of Company
Common Stock that is to be exchanged in the Offer by 9:00 a.m., New York City time, on the second Trading Day immediately preceding the Acceptance Date. Parent will make such announcement by issuing a press release to the Dow Jones News Service.

       (b) As soon as reasonably practicable on the date of commencement of the Offer, Parent shall, and Parent shall cause Merger Sub to file with the SEC a Tender Offer Statement on Schedule TO (together with any amendments or supplements thereto, the "Schedule TO"). As soon as reasonably practicable after
                          -----------
the date hereof, Parent shall, and shall cause Merger Sub to, file the Offer Registration Statement (the Schedule TO, the Offer Registration Statement and such documents included therein pursuant to which the Offer will be made, the "Offer Documents"). Parent and the Company agree promptly to correct any
 ---------------
information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent shall, and Parent shall cause Merger Sub to take all steps necessary to cause the Schedule TO and the Offer Registration Statement as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. Parent shall, and Parent shall cause Merger Sub to provide the Company and its counsel with any comments Parent and Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of Parent or Merger Sub to such comments.

       SECTION 2.02. Company Action. (a) The Company hereby approves of and
       ------------- --------------
consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are in the best interests of the Company's shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the requirements of the Virginia Stock Corporation Act (the "VSCA") and (iii) subject to Section 7.07, resolved to recommend
          ----
acceptance of the Offer and approval of this Agreement by the Company's shareholders. The Company further represents that Morgan Stanley & Co. Incorporated ("Morgan Stanley") has delivered to the Company's Board of
               --------------
Directors its written opinion as of the date hereof that the consideration to be received by the holders of shares of Company Common Stock pursuant to the terms of the Offer and the Merger is fair from a financial point of view to such holders. The Company will promptly furnish Parent with a list of its shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Company Common Stock and lists of securities positions of shares of Company Common Stock held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to Parent such additional information (including updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer.

       (b) The Company hereby agrees to file with the SEC contemporaneously with the commencement of the Offer and disseminate to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the
"Schedule 14D-9") that, subject to Section 7.07, shall reflect the
 --------------
recommendations of the Company's Board of Directors referred to in Section 2.02(a) above; provided, however, that prior to the Acceptance Date, the Board
               --------  -------
of Directors of the Company may amend, modify, withdraw, condition or qualify such recommendations or may take any action or make any statement inconsistent with such recommendations, to the extent that the majority of the Company's Board of Directors concludes in its good faith judgment, after receiving the advice of outside legal counsel, that it is necessary to take such action in order to comply with its fiduciary duties to shareholders under applicable law. The Company agrees to provide Parent and its counsel with any comments that the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel with an opportunity to participate in the response of the Company to such comments. The Company and Parent each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC or disseminated to holders of shares of Company Common Stock.

       SECTION 2.03. Directors. (a) Effective upon the acceptance for payment of
       ------------- ---------
any shares of Company Common Stock pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 2.03) and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Parent and/or Merger Sub (including shares of Company Common Stock accepted for payment) bears to the total number of shares of Company Common Stock outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board and (ii) each board of directors of each Subsidiary of the Company identified by Parent (and each committee thereof) that represents the same percentage as such individuals represent on the Board of Directors of the Company, in each case only to the extent permitted by applicable law. Notwithstanding the provisions of this Section 2.03, the parties hereto shall use their respective best efforts to ensure that at least two of the members of the Company's Board of Directors shall, at all times prior to the Effective Time, be directors of the Company who were directors of the Company on the date hereof (the "Continuing Directors"); provided that if there shall be in office
             --------------------    --------
fewer than two Continuing Directors for any reason, the Company's Board of Directors shall cause a person designated by the remaining Continuing Director to fill such vacancy who shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing

Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who will not be officers or employees or Affiliates of the Company, Parent or Merger Sub or any of their respective Subsidiaries and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement.

       (b) The Company's obligations to appoint Parent's designees to the Company's Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section, so long as Parent shall have provided to the Company on a timely basis in writing and be solely responsible for any information with respect to itself, Merger Sub and their respective nominees, officers, directors and Affiliates required by
Section 14(f) and Rule 14f-1.

       (c) Following the election or appointment of Parent's designees pursuant to Section 2.03(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Company's Board of Directors, any extension of time for performance of any obligation or action hereunder by Parent or Merger Sub, any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company, any consent or action by the Board of Directors of the Company hereunder and any other action of the Company hereunder which adversely affects the holders of shares of Company Common Stock (other than Parent or Purchaser).

       (d) Parent shall take such action as shall be necessary so that, at the Effective Time, the number of directors comprising each class of directors of the Board of Directors of Parent shall be increased from four to five, and three individuals from among the present directors of the Company (the "Designated
                                                                  ----------
Directors") who shall be agreed upon by Parent and the Company shall be
---------
appointed to the Board of Directors of Parent to fill the vacancies created by such newly created directorships having terms expiring at the Company's annual meetings of shareholders to be held in 2001, 2002 and 2003. The Company hereby agrees to provide to Parent as soon as practicable any information in respect of the Designated Directors as Parent shall reasonably request.

                                  ARTICLE III

                                   THE MERGER

       SECTION 3.01. The Merger. (a) Upon the terms and subject to the
       ------------- ----------
conditions of this Agreement, as soon as practicable after satisfaction or, to the extent permitted hereby, waiver of all conditions to the Merger set forth herein, Parent shall cause articles of merger (the "Articles Of Merger") to be
                                                    ------------------
duly prepared, executed and acknowledged by Merger Sub and the Company in accordance with the VSCA and filed with the State Corporation Commission of Virginia. The Merger shall become effective upon the filing of the Articles of Merger (or at such later time reflected in such Articles of Merger as shall be agreed to by Parent and the Company).

The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."
           --------------

       (b) At the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the Commonwealth of Virginia (the "Surviving Corporation").
                               ---------------------

       (c) From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in Section 13.1-721 of the VSCA.

       SECTION 3.02. Articles of Incorporation of the Surviving Corporation. The
       ------------- ------------------------------------------------------
Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

       SECTION 3.03. By-Laws of the Surviving Corporation. The By-Laws of the
       ------------- ------------------------------------
Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

       SECTION 3.04. Directors and Officers of the Surviving Corporation. At the
       ------------- ---------------------------------------------------
Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the VSCA and the Articles of Incorporation and By-Laws of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

       SECTION 3.05. Closing. The closing of the Merger (the "Closing") shall be
       ------------- -------                                  -------
held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 as soon as practicable, but in any event within three Business Days after the last of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VIII hereof is satisfied or waived or at such other time and date as the parties hereto shall agree in writing. Such date is herein referred to as the "Closing Date."
                                                          ------------


                                   ARTICLE IV

                    CONVERSION OF SHARES AND RELATED MATTERS

       SECTION 4.01. Conversion of Capital Stock. At the Effective Time, by
       ------------- ---------------------------
virtue of the Merger:

       (a)  Cancellation of Treasury Stock and Stock Owned by Parent and Merger
            -------------------------------------------------------------------
Sub. All shares of Company Common Stock owned by the Company as treasury stock
---
and any
shares of Company Common Stock owned by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

       (b)  Capital Stock of Merger Sub. Each share of Merger Sub Common Stock
            ---------------------------
outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

       (c)  Conversion of Company Common Stock. Except as provided in clause (a)
            ----------------------------------
of this Section 4.01, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into and shall be canceled in exchange for the right to receive from Parent the same amount of cash and the same number of shares of Parent Common Stock as paid for each share of Company Common Stock in the Offer. At the Effective Time, all Company Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") that formerly represented such
                                -----------
shares of Company Common Stock shall thereafter represent only the right to receive cash and the number of whole shares of Parent Common Stock into which the Company Common Stock represented by such Certificate is converted pursuant to this Section 4.01(c) and the right, if any, to receive pursuant to Section 4.03(e) cash in lieu of a fractional share of Parent Common Stock and any dividend or distribution pursuant to Section 4.03(c), in each case without interest.

       (d) In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of shares of Company Common Stock, or Parent changes the number of shares of Parent Common Stock, issued and outstanding as a result of a stock split, stock combination, stock dividend, recapitalization, redenomination of share capital or other similar transaction, the consideration paid in the Offer and the Merger and other items dependent thereon shall be appropriately adjusted.

       SECTION 4.02. Exchange of Shares. Prior to the Effective Time, Parent
       ------------- -------------------
shall appoint a bank or trust company reasonably acceptable to the Company as exchange agent (the "Exchange Agent") for the purposes of exchanging the
                     --------------
Certificates for cash and the whole number of shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted and cash in lieu of fractional shares of Parent Common Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Company Common Stock as of the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other customary provisions as the Surviving Corporation or Parent may reasonably specify) providing instructions for use in effecting the surrender of Certificates in exchange for cash and the whole number of shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted and cash in lieu of a fractional share of Parent Common Stock.

       SECTION 4.03. Exchange of Certificates. (a) Exchange Agent. On or prior
       ------------- ------------------------      --------------
to the Effective Time, Parent shall deposit with the Exchange Agent (i) as nominee for the benefit of the holders of Company Common Stock, the aggregate amount of cash and the aggregate
                                       11
number of shares of Parent Common Stock to be issued pursuant to Section
4.01(c) and (ii) an amount of cash sufficient to permit the Exchange Agent to make the necessary payments of cash in lieu of fractional shares of Parent Common Stock in accordance with Section 4.03(e) (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund"), to be held for the
                                      -------------
benefit of and distributed to the holders of Company Common Stock in accordance with this Section 4.03. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having at least $100,000,000 in assets, or in money market funds which are invested in the foregoing; provided that no such investment or loss thereon
                           --------
shall affect the amounts payable to the Company's shareholders pursuant to this
Article IV. Parent and the Surviving Corporation shall replace any monies lost through an investment made pursuant to this Section 4.03. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

       (b) Exchange Procedures. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the letter of transmittal referred to in Section 4.02 duly executed and completed in accordance with its terms, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) the amount of cash and a certificate or certificates representing the whole number of shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificate have been converted in accordance with Section 4.01(c), (ii) the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable with respect to such shares of Parent Common Stock, and (iii) the cash amount payable in lieu of a fractional share of Parent Common
 Stock in accordance with Section 4.03(e), in each case which such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the amount of cash and a certificate or certificates representing that whole number of shares of Parent Common Stock into which such shares of Company Common Stock have been converted in accordance with Section 4.01(c), plus the cash amount payable in lieu of a fractional share of Parent Common Stock in accordance with Section 4.03(e), may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.03(b) and subject to Section 4.03
(c), each Certificate shall, after the Effective Time, represent for all purposes only the right to receive the amount of cash and the whole number of shares of Parent Common Stock into which the number of shares of Company Common Stock shown thereon has been converted in accordance with Section 4.01(c), plus the cash amount payable in lieu of a fractional share of Parent Common Stock in accordance with Section 4.03(e). Notwithstanding the foregoing, certificates representing Company Common Stock surrendered for exchange by any Person constituting a "Rule 145 Affiliate" of the

Company for purposes of Section 7.14 shall not be exchanged until Parent has received a Rule 145 Affiliate Agreement (as defined in Section 7.14) as provided in Section 7.14.

       (c)  Distributions with Respect to Unexchanged Shares. No dividends or
            ------------------------------------------------
other distributions declared, made or paid after the Effective Time with respect to shares of Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of a fractional share of Parent Common Stock shall be paid to any such holder pursuant to Section 4.03(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of Parent Common Stock, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Parent Common Stock. Dividends or other distributions with a record date on or after the Effective Time but prior to surrender of Certificates by holders thereof payable in respect of shares of Parent Common Stock held by the Exchange Agent shall be held in trust for the benefit of such holders of Certificates.

       (d)  No Further Ownership Rights in Company Common Stock. All shares of
            ---------------------------------------------------
Parent Common Stock issued and all cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 4.03(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock represented thereby, subject to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on the shares of Company Common Stock in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers thereon of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 4.03.

       (e)  No Fractional Shares. No certificate or scrip representing
            --------------------
fractional shares of Parent Common Stock will be issued in the Offer or the Merger upon the surrender for exchange of Certificates, and such fractional shares of Parent Common Stock will not entitle the owner thereof to vote or to any rights of a holder of shares of Parent Common Stock. In lieu of any such fractional shares of Parent Common Stock, each holder of Certificates who would otherwise have been entitled to a fraction of a share of Parent Common Stock in exchange for such Certificates (after taking into account all Certificates delivered by such holder) pursuant to this Section 4.03 shall receive from the Exchange Agent, as applicable, a cash payment in lieu of such fractional share of Parent Common Stock, determined by multiplying (i) the Average Price by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled.

       (f)  Termination of Exchange Fund. Any portion of the Exchange Fund which
            ----------------------------
remains undistributed to the shareholders of the Company for one year after the Effective Time shall be delivered to or as directed by Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their claim for shares of Parent Common Stock, any cash in lieu of a fractional share of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any holder of any Certificate for cash or shares of Parent Common Stock (or dividends or distributions with respect thereto), or cash payable in respect of a fractional share of Parent Common Stock, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any securities or cash amounts remaining unclaimed by holders of Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

       (g)  Lost, Stolen or Destroyed Certificates. If any Certificate shall
            --------------------------------------
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the cash and the whole number of shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted, any cash in lieu of a fractional share of Parent Common Stock, and unpaid dividends and distributions in respect of or on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

       (h)  Withholding Rights. Each of the Surviving Corporation and Parent
            ------------------
shall be entitled to deduct and withhold from the cash and the shares of Parent Common Stock (and any dividends or distributions thereon) and cash in lieu of a fractional share of Parent Common Stock otherwise payable hereunder to any holder of Certificates in respect of the shares of Company Common Stock formerly represented thereby such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income tax law. To the extent that the Surviving Corporation or Parent so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

       SECTION 4.04. Stock Options and Other Stock Plans.
       ------------- -----------------------------------

       (a)  Company Options. Not less than five Business Days prior to the
            ---------------
occurrence of a change of control, each holder of a Company Option shall have the right to elect either of the following alternatives with respect to such Company Options by delivering a written election to the Company: (i) that their options be cashed out, in whole or in part, in the manner described below (the "Cashout Election") or (ii) that their options be exchanged, in whole or in
-----------------
part, for options to purchase Parent Common Stock in the manner described below (the

 "Conversion Election"). In the event that any holder of a Company Option
  -------------------
does not make an election as provided for in this Section 4.04(a), such holder shall be deemed to have made a Cashout Election with respect to such holder's Company Options.

       (b) In the event an optionee elects the Cashout Election, on the Acceptance Date the Company shall terminate or cancel all Company Options to which the Cashout Election relates that are outstanding and unexercised as of such date as set forth in Section 4.04 of the Company Disclosure Schedule. Each Company Option that is outstanding and unexercised on the Acceptance Date as to which the holder thereof has made a Cashout Election shall be cancelled on the Acceptance Date, and the holder thereof shall receive in exchange for the cancellation of such Company Option, an amount in cash equal to (i) the excess, if any, of (1) the Per Share Amount over (2) the per share exercise price of such Company Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Company Option as of the Acceptance Date. Any such payment shall be subject to all applicable federal, state and local tax employee withholding requirements. In the event that an optionee elects the Cashout Election with respect to a portion of the Company Options held thereby, the remaining Company Options held by such optionee shall be exchanged for options of Parent Common Stock pursuant to Section 4.04(c).

       (c) In the event an optionee elects the Conversion Election, prior to the Effective Time Parent and the Company shall take such action as may be necessary to cause each Company Option to which the Conversion Election relates to be automatically converted at the Effective Time into an option ("Substituted
                                                                     -----------
Option") to purchase a number of shares of Parent Common Stock equal to the
------
product of (i) the number of shares of Company Common Stock that could have been purchased (assuming full vesting) under such Company Option immediately prior to the Effective Time multiplied by (ii) the quotient of (1) the Per Share Amount divided by (2) the Average Price (rounded up to the nearest whole number of shares of Parent's Common Stock), at a price per share of Parent's Common Stock equal to the quotient of (x) the per-share option exercise price specified in the Company Option divided by (y) (1) the Per Share Amount divided by (2) the Average Price (rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall be subject to the same terms and conditions as such Company Option. Such Substituted Options shall be subject to any other rights which arise under the Company Employee Benefit Plans, the option agreements evidencing awards thereunder as a result of the transactions contemplated by this Agreement or otherwise, including the full vesting of such Company Options to the extent provided in such plans or agreements. As promptly as reasonably practicable after the Effective Time, Parent shall issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent. In the event that an optionee elects the Conversion Election with respect to a portion of the Company Options held thereby, the remaining Company Options held by such optionee shall be cashed-out pursuant to Section 4.04(b).

       (d) In respect of each Substituted Option and the shares of Parent Common Stock underlying such option, Parent shall file as promptly as practicable, and in no event later than the second Business Day after the Closing Date, and keep current, a Form S-8 or other appropriate registration statement for as long as any Substituted Options remain outstanding. In connection with the issuance of Substituted Options, Parent shall, by action of the Board of

Directors of Parent, reserve for issuance the number of shares of Parent Common Stock that will become subject to Substituted Options pursuant to this Section 4.04.

       (e) Prior to the Effective Time, the Company shall take such steps reasonably necessary, including amendment of the plans and agreements governing the terms of the Company Options, to accomplish the disposition of the Company Options pursuant to this Section 4.04, including the Cashout Election and the Conversion Election. In addition, prior to the Effective Time, the Company shall amend each outstanding Company Option to provide that in the event the option holder's employment is involuntarily terminated following the Acceptance Date other than for cause or in the event that an employee terminates his or her employment for "good reason" as such term is defined in such employee's employment agreement, the exercise period for such option shall end on the three year anniversary of the Acceptance Date or the last day of the original term of the Company Option, whichever occurs first.

       (f)  Phantom Share Units and Restricted Stock. On the Acceptance Date,
            ----------------------------------------
the Company shall terminate or cancel all performance shares and restricted or performance share units and, to the extent provided for in the award agreement, all restricted stock, and each holder of such stock or units that are outstanding, whether or not such stock or units are free of restrictions, shall be entitled to receive on the Acceptance Date, in exchange for the cancellation of such stock or units, an amount in cash equal to the product of (1) the mean of the high and low sales price on the Acceptance Date of Company Common Stock and (2) the number of shares or units subject to such award. Any such payment shall be subject to all applicable federal, state and local tax employee withholding requirements.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as disclosed in the Company's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Company Disclosure
                                                       ------------------
Schedule"), the Company hereby represents and warrants to Parent as follows:
--------

       SECTION 5.01. Due Organization, Good Standing and Corporate Power. The
       ------------- ---------------------------------------------------
Company and each of its Subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction of its incorporation and each such Person has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Other than as set forth in Section 5.01 of the Company Disclosure Schedule, the respective Articles of

Incorporation and By-Laws or other organizational documents of the Significant Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries. As soon as practicable after the date hereof the Company will provide Parent with a list of all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization which identifies the Company's (direct or indirect) percentage of equity ownership therein. The copies of the Company's Articles of Incorporation and By-Laws that are set forth as exhibits to the Company's Form 10-K for the year ended December 26, 1999 are complete and correct copies thereof. Such Articles of Incorporation and By-Laws are in full force and effect on the date hereof, and have not been amended, modified or rescinded.

       SECTION 5.02. Authorization and Validity of Agreement. The Company has
       -----------------------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

       SECTION 5.03. Capitalization. (a) The authorized capital stock of the
       ----------------------------
Company consists of 500,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $10 per share (the "Company Preferred
                                                         -----------------
Stock"), 250,000 shares of which have been designated Series M Cumulative
-----
Participating Preferred Stock. At the close of business on July 13, 2000: (i) 204,712,356 shares of Company Common Stock were issued and outstanding, (ii) 12,067,171 shares of Company Common Stock were issuable pursuant to outstanding awards under the Company's stock option and stock benefit plans and arrangements and (iii) no shares of Company Preferred Stock were issued and outstanding. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth above or in Section 5.03(a) of the Company Disclosure Schedule or as required by local law and other than the Company Rights, there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock or other equity interests of the Company or any of its Significant Subsidiaries, pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock or other equity interests of the Company or any of its Significant Subsidiaries (each an "Issuance Obligation").
                                                         -------------------
Except as set forth in Section 5.03(a) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of the Company or any of its Significant Subsidiaries. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities the holders of which have the right to vote) with the shareholders of the Company on any matter ("Voting Debt"). Except as set forth in Section 5.03(a) of the Company Disclosure Schedule, there are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its Significant Subsidiaries and there are no limitations or restrictions on the right to vote, sell or otherwise dispose of the capital stock or other ownership interests of the Company or its Significant Subsidiaries.

       (b) All of the issued and outstanding shares of capital stock of each Subsidiary are validly existing, fully paid and non-assessable. Except as set forth in the Company SEC Reports filed on or before the date hereof or in
Section 5.03(b) of the Company Disclosure Schedule, no Significant Subsidiary of the Company has outstanding Voting Debt and there are no obligations of the Company or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Significant Subsidiaries or any capital stock of, or other ownership interests in, any of its Significant Subsidiaries.

       (c) Except for the Company's interest in its Subsidiaries, and as set forth in Section 5.03(c) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity which is material to the Company and its Subsidiaries, taken as a whole.

       SECTION 5.04. Consents and Approvals; No Violations. Assuming (i) the
       ---------------------------------------------------
filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting periods thereunder (if
                 -------
applicable) have been terminated or expired, (ii) the prior notification and reporting requirements of antitrust or competition laws of the member states of the European Union as may be applicable (collectively, the "European Antitrust
                                                            ------------------
Laws"), if applicable, are satisfied and any antitrust filings/notifications
----
which must or may be effected at the national level in countries having jurisdiction are made and any applicable waiting periods thereunder have been terminated or expired, (iii) the prior notification and reporting requirements of other antitrust or competition laws as may be applicable are satisfied and any antitrust filings/notifications which must or may be effected in countries having jurisdiction are made, (iv) the applicable requirements of the Securities Act and the Exchange Act are met, (v) the requirements under any applicable foreign or state securities or blue sky laws are met, (vi) the filing of the Articles of Merger and other appropriate merger documents, if any, as required by the VSCA, are made, (vii) in the case of this Agreement, the Company Shareholder Approval is received, (viii) the requirements of any applicable state law relating to the transfer of contaminated property are met and (ix) as otherwise set forth in Section 5.04 to the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (A) violate or conflict with any provision of the Company's Articles of Incorporation or the Company's By-Laws or the comparable governing documents of any of its Significant Subsidiaries; (B) violate or conflict with any statute, law, ordinance, rule or regulation (collectively, "Laws") or any order,
                                                   ----
judgment, decree, writ, permit or license

(collectively, "Orders"), of any court, tribunal, arbitrator, authority,
                ------
agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental Authority") applicable to the Company or
                          ----------------------
any of its Subsidiaries or by which any of their respective properties or assets may be bound; (C) except as provided above or as set forth in Section 5.04 of the Company Disclosure Schedule, require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority; or (D) except as set forth in Section 5.04 of the Company Disclosure Schedule, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease, franchise agreement or other instrument or obligation of any kind (collectively, "Contracts") to which the Company or any of its Subsidiaries is a party, or by
 ---------
which any such Person or any of its properties or assets are bound, excluding from the foregoing clauses (B), (C) and (D), conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Liens which, and filings, permits, consents, approvals or notices, the failure to have made or received, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; provided, however, that for purposes of this
                                 --------  -------
Section 5.04, the definition of "Company Material Adverse Effect" shall be read so as not to include clause (ii)(B) thereof.

       SECTION 5.05. Company Reports and Financial Statements. (a) Since
       ------------------------------------------------------
December 28, 1997, the Company and, to the extent applicable, its Subsidiaries, have filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, and all forms, reports, schedules, registration statements and other documents filed with the SEC by the Company and, to the extent applicable, its Subsidiaries have complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder, each as in effect on the date such forms, reports and documents were filed. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all forms, reports, registration statements and other filings filed by the Company and its Subsidiaries with the SEC since December 28, 1997 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Company SEC Reports"). As of their respective dates, the
                    -------------------
Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements of the Company included in the Company SEC Reports were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. The Company has heretofore provided
Parent with true and correct copies of any material amendments and/or modifications to any Company SEC Reports which have not yet been filed with the SEC but that are required to be filed with the SEC in accordance with applicable federal securities laws and the SEC rules.

       (b) Except as set forth or provided in the Company SEC Reports filed prior to the date of this Agreement or in Section 5.05(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of the Company, except for (i) liabilities or obligations disclosed or provided for in the Company SEC Reports filed prior to the date of this Agreement; (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby and (iii) liabilities or obligations which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 5.05(b) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is in default in respect of the material terms and conditions of any indebtedness or other agreement which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

       SECTION 5.06. Information to Be Supplied. (a) Each of the Schedule 14D-9
       ------------- --------------------------
and the Proxy Statement/Prospectus and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and will not, on the date of its filing or, in the case of the Proxy Statement/Prospectus, on the dates it is mailed to shareholders of the Company and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

       (b) Notwithstanding the foregoing provisions of this Section 5.06, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Merger Registration Statement, the Proxy Statement/Prospectus or the Schedule 14D-9 based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 6.06.

       SECTION 5.07. Absence of Certain Events. Except as disclosed in the
       ------------- -------------------------
Company SEC Reports filed on or before the date hereof or in Section 5.07 of the Company Disclosure Schedule or as required or expressly permitted by this Agreement, since December 26, 1999, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course and there has not occurred (i) any event, occurrence, change or development which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; (ii) any damage, destruction or loss which, individually or in the aggregate, resulted in or would reasonably be expected to result in, a Company Material Adverse Effect; or (iii) any increase in the compensation of, or change of control agreement with, any officer of the Company or any of its Subsidiaries or, other than in the ordinary course of business, any general salary or benefits increase to the employees of the Company or any of its Subsidiaries.

       SECTION 5.08. Litigation. Except as disclosed in Section 5.08 of the
       ------------- ----------
Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof, there are no investigations, actions, suits or proceedings ("Proceedings") pending against the Company or its Subsidiaries or, to the
  -----------
knowledge of the Company, threatened against the Company or its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Authority or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, and, to the knowledge of the Company, no development has occurred with respect to any pending or threatened Proceeding that would reasonably be expected to result in a Company Material Adverse Effect or would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated hereby. Except as disclosed in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is subject to any Order entered in any proceeding which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The foregoing does not apply to any Proceeding or Order arising in connection with or as a result of the execution of this Agreement or the commencement of the Offer or the consummation of the other transactions contemplated hereby.

       SECTION 5.09. Title to Properties; Encumbrances. Except as disclosed in
       ------------- ---------------------------------
Section 5.09 of the Company Disclosure Schedule, the Company and each of its Significant Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets except where the failure to have such good, valid and marketable title would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; in each case subject to no Liens, except for (a) Liens reflected in the consolidated balance sheet as of December 26, 1999, (b) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property by the Company or any of its Significant Subsidiaries in the operation of its respective business,
(c) Liens for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and (d) Liens which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Significant Subsidiaries are in compliance with the terms of all leases of tangible properties to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and (ii) the Company and each of its Significant Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

       SECTION 5.10. Compliance with Laws. Except as disclosed in the Company
       ------------- --------------------
SEC Reports or Section 5.10 of the Company Disclosure Schedule, (a) the Company, each of its Significant Subsidiaries, the North American Tissue division and the Dixie division are in compliance with all applicable Laws and Orders, except where the failure to so comply would not reasonably be expected to, individually or in the aggregate, have a material adverse effect upon the business, operations or financial condition of the Company, any of its Significant Subsidiaries, the North American Tissue division or the Dixie division, and (b) the Company, each of its Significant Subsidiaries, the North American Tissue division and the Dixie division hold, to the extent legally required, all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Authorities (the "Permits") that are required for the
                                    -------
operation of the respective businesses of the Company, each of its Significant Subsidiaries, the North American Tissue division and the Dixie division as now conducted, except where the failure to hold any such Permit would not reasonably be expected to, individually or in the aggregate, have a material adverse effect upon the business, operations or financial condition of the Company, any of its Significant Subsidiaries, the North American Tissue division or the Dixie division, and there has not occurred any default under any such Permit, except to the extent that such default would not reasonably be expected to, individually or in the aggregate, have a material adverse effect upon the business, operations or financial condition of the Company, any of its Significant Subsidiaries, the North American Tissue division or the Dixie division.

       SECTION 5.11. Company Employee Benefit Plans. (a) Except as set forth in
       ------------- ------------------------------
Section 5.11(a) of the Company Disclosure Schedule, (i) each employee benefit plan subject to or governed by the laws of any jurisdiction outside of the United States or any State or Commonwealth of the United States, (ii) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not subject to ERISA, and (iii)
                         -----
each foreign or domestic stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance, termination or salary or benefits continuation or fringe benefit plan, program, arrangement, contract or agreement maintained by the Company or any Affiliate thereof (including, for this purpose and for the purpose of all of the representations in this Section 5.11, all employers (whether or not incorporated) that would be treated together with the Company and/or any such Affiliate as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code")) or to which the Company or any Affiliate thereof
                 ----
contributes (or has any obligation to contribute), has any liability or is a party (collectively, the "Company Employee Benefit Plans") is in compliance
                          ------------------------------
with all applicable Laws (including, without limitation, ERISA and the Code) and has been administered and operated in accordance with its terms, in each case except as would not, in the aggregate, have a Company Material Adverse Effect.

       (b) Set forth in Section 5.11(b) of the Company Disclosure Schedule is an accurate and complete list of (i) each material Company Employee Benefit Plan and (ii) any material claim, action, litigation, audit, examination, investigation or administrative proceeding that has been made or commenced or, to the best knowledge of the Company, threatened with respect to any material Company Employee Benefit Plan (other than routine claims for benefits in the ordinary course).

(c) The Company has made available or will make available to Parent or its counsel true and complete copies of each plan document related to each Company Employee

Benefit Plan and any related trust agreement or funding vehicle, together with all amendments thereto, and such other documentation with respect to any Company Employee Benefit Plan as reasonably requested by Parent.

       SECTION 5.12. Labor/Employment. Section 5.12 of the Company Disclosure
       ------------- ----------------
Schedule sets forth a list of all material employment, labor and collective bargaining agreements to which the Company or any Subsidiary of the Company is a party. The Company has heretofore made available or will make available to Parent true and complete copies of the employment, labor and collective bargaining agreements listed on Section 5.12 of the Company Disclosure Schedule, together with all material amendments, modifications and supplements affecting the duties, rights and obligations of any party thereunder. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or as set forth in Section 5.12 of the Company Disclosure Schedule, (i) to the Company's knowledge, there are no organizational campaigns, written demands or proceedings pending or, to the Company's knowledge, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of the Company or any of its Subsidiaries; (ii) there are no strikes, or material labor disputes ongoing or, to the Company's knowledge, threatened involving the Company or any of its Significant Subsidiaries, and the Company and its Significant Subsidiaries has not experienced any such strike, or material labor dispute within the past two years; and (iii) no collective bargaining agreement is currently being negotiated by the Company or any of its Significant Subsidiaries.

       SECTION 5.13. Taxes. Except as set forth in Section 5.13 of the
       ------------- -----
Company Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

       (a) The Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate Taxing authorities all Federal income and all other returns, statements, forms and reports for Taxes ("Returns") that
                                                                 -------
are required to be filed by, or with respect to, the Company and such Subsidiaries on or prior to the Closing Date. The Returns as filed were correct and complete in all respects. "Taxes" shall mean all taxes, assessments,
                               -----
charges, duties, fees, levies or other governmental charges including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

       (b) All Taxes and Tax liabilities of the Company and its Subsidiaries that have become due and payable have been timely paid or fully provided for as a liability on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

       (c) Neither the Company nor any of its Subsidiaries is the subject of an audit, other examination, matter in controversy, proposed adjustment, refund litigation or other proceeding with respect to Taxes by the Tax authorities of any nation, state or locality which could reasonably be expected to result in a Tax liability, nor has the Company or any of its Subsidiaries received any notices from any Tax authority relating to any issue which could reasonably be expected to result in a Tax liability.

       (d) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

       (e) There are no Tax sharing, allocation, indemnification or similar agreements (in writing) in effect as between the Company, any of its Subsidiaries, or any predecessor or Affiliate of any of them and any other party under which the Company (or any of its Subsidiaries) could be liable for any Taxes of any party other than the Company or any Subsidiary of the Company.

       (f) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

       (g) There are no outstanding rulings of, or requests for rulings with, any Tax Authority addressed to the Company or any of its Subsidiaries that are, or if issued would be, binding on the Company or any of its Subsidiaries.

       (h) There have been no distributions intended to qualify as tax-free under Section 355 of the Code, involving the Company as either the distributing or distributed corporation within the past two years.

       SECTION 5.14. Intellectual Property. Except as would not, individually or
       ------------- ---------------------
in the aggregate, reasonably be expected to have a Company Material Adverse
Effect:

       (a) The Company or one of its Subsidiaries exclusively owns, without restrictions, or is licensed to use, the rights to all patents, trademarks, trade names, service marks, copyrights together with any registrations and applications therefor, Internet domain names, net lists, schematics, inventories, technology, trade secrets, source codes, know-how, computer software programs or applications including, without limitation, all object and source codes and tangible or intangible proprietary information or material that are used in the business of the Company and any of its Subsidiaries as currently conducted (the "Company Intellectual Property"). Neither the Company nor any of
                -----------------------------
its Subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation of, or lose any rights pursuant to, any Company Intellectual Property.

       (b) Except as set forth in Section 5.14(b) of the Company Disclosure Schedule, no claims with respect to the Company Intellectual Property have been asserted or, to the knowledge of the Company, are threatened by any Person nor does the Company or any of its Subsidiaries know of any valid grounds for any bona fide claims against the use by the Company or any of its Subsidiaries of any Company Intellectual Property, or challenging the ownership, validity, enforceability or effectiveness of any of the Company Intellectual Property. All granted and issued patents and all registered trademarks and service marks and all copyrights held by the

Company or any of its Subsidiaries are valid, enforceable and subsisting. To the Company's knowledge, there has not been and there is not any unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third Person, including, without limitation, any employee or former employee.

       (c) Except as set forth in Section 5.14(c) of the Company Disclosure Schedule, no owned Company Intellectual Property is subject to any outstanding Order, or agreement restricting in any manner the licensing thereof by the Company or any of its Subsidiaries.

       SECTION 5.15. Broker's or Finder's Fee. Except for the fees of Morgan
       ------------- ------------------------
Stanley (whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been previously delivered to Parent by the Company), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission or expense reimbursement from the Company or from any of its Subsidiaries or any of its controlled Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company, any of its Subsidiaries or any of its Affiliates.

       SECTION 5.16. Environmental Laws and Regulations. Except as would not
       ------------- ----------------------------------
reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect and except as set forth in Section 5.16 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof, (i) Hazardous Materials have not been generated, used, treated or stored on, transported to or from or Released or disposed of on, any Company Property,
(ii) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property, (iii) there are no past, pending or, to the Company's knowledge, threatened Environmental Claims against the Company or any of its Subsidiaries or any Company Property and (iv) there are no facts or circumstances, conditions or occurrences regarding the business, assets or operations of the Company or any Company Property that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Company Property.

       For purposes of this Agreement, (i) "Company Property" means any real
                                            ----------------
property and improvements owned, leased or operated by the Company or any of its Subsidiaries; (ii) "Hazardous Materials" means (A) any petroleum or petroleum
                    -------------------
products, radioactive materials, asbestos in any form
that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(B) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority; (iii) "Environmental Law" means any federal, state,
                                   -----------------
foreign or local statute, law, rule, regulation, ordinance, code or rule of common law and any judicial or administrative interpretation thereof binding on the Company or its operations or property as of the date hereof and Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. sec. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sec. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq.; the Clean Air Act, 42 U.S.C. sec. 7401 et seq.; Oil Pollution Act of 1990, 33 U.S.C. sec. 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f et seq.; and their state and local counterparts and equivalents; (iv) "Environmental Claims" means any and all administrative, regulatory or judicial
 --------------------
actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law (for purposes of this subclause
(iv), "Claims"), including, without limitation, (A) any and all Claims by
       ------
Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (v) "Release" means disposing,
                                            -------
discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying or seeping into or upon any land or water or air, or otherwise entering into the environment.

       SECTION 5.17. State Takeover Statutes. The Board of Directors of the
       ------------- -----------------------
Company has approved the Offer, the Merger and this Agreement and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby the provisions of Section 13.1-725.1 et seq. of the VSCA. The Company has taken all actions necessary to cause 13.1-728.1 et seq. to be inapplicable to the Company. Except for Section 13.1-725.1 et seq. and Sections 13.1-728.1 et seq. of the VSCA (which have been rendered inapplicable), to the Company's knowledge, no other takeover statute or similar statute or regulation of any state is applicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby.

       SECTION 5.18. Voting Requirements; Board Approval; Appraisal Rights
       ------------- -----------------------------------------------------

       (a) The affirmative vote of the holders of more than two-thirds of the outstanding shares of the Company Common Stock (voting as one class, with each share of the Company Common Stock having one vote) entitled to be cast approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, and the transactions contemplated hereby.

       (b) The Board of Directors of the Company has, as of the date of this Agreement, (i) determined that the Offer and the Merger are in the best interests of the Company and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend that the shareholders of the Company accept the Offer and approve this Agreement.

       (c)  No holder of Company Common Stock will have appraisal rights under
Section 13.1-730 of the VSCA as a result of, or in connection with, the Offer or the Merger.

       SECTION 5.19. Opinion of Financial Advisor. The Company has received the
       ------------- ----------------------------
opinion of Morgan Stanley that, as of the date of this Agreement, the consideration to be received by the holders of the Company Common Stock pursuant to the terms of the Offer and the Merger is fair from a financial point of view to such holders, and a copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent; it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the Board of Directors of the Company, and is not intended to, and may not, be relied upon by Parent, its Affiliates or their respective shareholders.

       SECTION 5.20. Rights Agreement The copy of the Rights Agreement, dated as
       ------------- ----------------
of February 26,1999, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agreement"), including all amendments and exhibits
                   ----------------
thereto, that is set forth as an exhibit to the Company's Form 8-A, dated as of February 26, 1999, is a complete and correct copy thereof. The Company has taken all necessary action to amend the Rights Agreement, a copy of which amendment will be promptly provided to Parent, so that neither the execution of this Agreement nor the consummation of the Merger will (a) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (b) cause Parent or Merger Sub to become an Acquiring Person (as such term is defined in the Rights Agreement) or (c) give rise to a Distribution Date (as such term is defined in the Rights Agreement).

       SECTION 5.21. Non-competition Agreements Except as set forth in Section
       ------------- --------------------------
5.21 of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to any contract or agreement that has or will have a material adverse effect upon the ability of (a) the Company or the Surviving Company to, in all respects, conduct its business and operations as currently conducted or (b) Parent to, in all respects, conduct its business and operations as currently conducted.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF PARENT

            Except as disclosed in Parent's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Parent Disclosure
                                                       -----------------
Schedule"), Parent hereby represents and warrants to the Company as follows:
--------

       SECTION 6.01. Due Organization, Good Standing and Corporate Power. Parent
       ------------- ---------------------------------------------------
and each of its Subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction of its incorporation and each such Person has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Parent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Other than as set forth in Section 6.01 of the Parent Disclosure Schedule, the respective Articles of Incorporation and By-Laws or other organizational documents of the Subsidiaries of Parent do not contain any provision limiting or otherwise restricting the ability of Parent to control such Subsidiaries. As soon as practicable after the date hereof Parent will provide the Company with a list of all Subsidiaries of Parent and their respective jurisdictions of incorporation or organization which identifies Parent's (direct or indirect) percentage of equity ownership therein. The copies of Parent's Articles of Incorporation and By-Laws that are set forth as exhibits to Parent's Form 10-K for the year ended January 1, 2000 are complete and correct copies thereof. Such Articles of Incorporation and By-Laws are in full force and effect on the date hereof, and have not been amended, modified or rescinded.

       SECTION 6.02. Authorization and Validity of Agreement. Parent and, upon
       ------------- ---------------------------------------
execution of the Agreement, Merger Sub will, have all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and, upon execution of the Agreement, Merger Sub, and the consummation by each such party of the transactions contemplated hereby, have been or upon execution by Merger Sub, will be, duly authorized and unanimously approved by the Board of Directors of Parent and Merger Sub and no other corporate action on the part of either of Parent or Merger Sub is or will be necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and (in the case of Merger Sub, will be), and is a valid and binding obligation of each of Parent and Merger Sub (or, in the case of Merger Sub, will be) enforceable against Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

       SECTION 6.03. Capitalization. (a) The authorized capital stock of Parent
       ------------- --------------
consists of 650,000,000 shares of common stock, 400,000,000 of which are Parent Common Stock and 250,000,000 of which have been designated Georgia-Pacific Corporation-Timber Group Common Stock ("Timber Stock"), par value $.80 per
                                        ------------
share, and 35,000,000 shares of preferred stock, 25,000,000 of which have been designated Junior Preferred Stock (the "Junior Preferred Stock"), no par value
                                        ----------------------
per share, and 10,000,000 have been designated Preferred Stock, no par value per share (the "Preferred Stock"). At the close of business on July 11, 2000: (i)
            ---------------
170,563,964 and 79,615,682 shares of Parent Common Stock and Timber Stock, respectively, were issued and outstanding, (ii) 25,200,000 and 8,400,000 shares of Parent Common Stock and Timber Stock, respectively, were reserved for issuance under Parent's stock option and stock benefit plans and arrangements,
(iii) no shares of Junior Preferred Stock or shares of Preferred Stock were issued and outstanding and (iv) 21,501,300 and 14,387,850 shares of Parent Common Stock and Timber Stock, respectively, were held by Parent in its treasury. All issued and outstanding shares of capital stock of Parent are, and all shares of Parent Common Stock to be issued hereunder will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 6.03(a) of the Parent Disclosure Schedule or as required by local law and other that the Parent Rights, (i) Parent is not bound by, obligated under, or party to an Issuance Obligation with respect to any security of Parent or any Significant Subsidiary of Parent and (ii) there is no outstanding Voting Debt of Parent. Except as set forth in Section 6.03(a) of the Parent Disclosure Schedule, there are no outstanding obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of Parent. Except as set forth in Section 6.03(a) of the Parent Disclosure Schedule, there are no restrictions of any kind which prevent or restrict the payment of dividends by Parent or any of its Significant Subsidiaries and there are no limitations or restrictions on the right to vote, sell or otherwise dispose of the capital stock of Parent or other ownership interests.

       (b) The authorized capital stock of Merger Sub will consist of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges or other encumbrances of any nature or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided under applicable Federal or state securities laws) (collectively, "Liens").
                                       -----

       (c) All of the issued and outstanding shares of capital stock of each Subsidiary are validly existing, fully paid and non-assessable. Except as set forth in the Parent SEC Reports filed on or before the date hereof or in Section 6.03(c) of the Parent Disclosure Schedule, no Significant Subsidiary of Parent has outstanding Voting Debt and there are no obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Significant Subsidiaries or any capital stock of, or other ownership interests in, any of its Significant Subsidiaries.

       (d) Except for Parent's interest in its Subsidiaries, and as set forth in Section 6.03(d) of the Parent Disclosure Schedule, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity which is material to Parent and its Subsidiaries, taken as a whole.

       SECTION 6.04. Consents and Approvals; No Violations. Assuming (i) the
       ------------- -------------------------------------
filings required under the HSR Act are made and the waiting periods thereunder have been terminated or expired, (ii) the prior notification and reporting requirements of the European Antitrust Laws, if applicable, are satisfied and any antitrust filings/notifications which must or may be effected at the national level in countries having jurisdiction are made and any applicable waiting periods thereunder have been terminated or expired, (iii) the prior notification and reporting requirements of other antitrust or competition laws as may be applicable are satisfied and any antitrust filings/notifications which must be or may be effected in countries having jurisdiction are made, (iv) the applicable requirements of the Securities Act and the Exchange Act are met, (v) the requirements under any applicable foreign or state securities or blue sky laws are met, (vi) the requirements of the NYSE in respect of the listing of the shares of Parent Common Stock to be issued hereunder are met, (vii) the filing of the Articles of Merger and other appropriate merger documents, if any, as required by the VSCA, are made, (viii) the requirements of any applicable state law relating to the transfer of contaminated property are met and (ix) as otherwise set forth in Section 6.04 of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby donot and will not: (A) violate or conflict with any provision of Parent's Articles of Incorporation or Parent's By-Laws or the comparable governing documents of any of its Significant Subsidiaries; (B) violate or conflict with any Laws or Orders of any Governmental Authority applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (C) except as provided above or as set forth in Section 6.04 of the Parent Disclosure Schedule, require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority; or (D) except as set forth in Section 6.04 of the Parent Disclosure Schedule, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contracts to which Parent or any of its Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, excluding from the foregoing clauses (B),
(C) and (D) conflicts, violations, breaches, defaults, rights of payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Liens which, and filings, permits, consents, approvals or notices, the failure to have made or received, would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect; provided, however, that for purposes of this Section 6.04, the definition of
--------  -------
"Parent Material Adverse Effect" shall be read so as not to include clause
(ii)(B) thereof.

       SECTION 6.05. Parent Reports and Financial Statements. (a) Since December
       ------------- ---------------------------------------
31, 1997, Parent and, to the extent applicable, its Subsidiaries have filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, and all forms, reports, schedules, registration statements and other documents filed with the SEC by Parent and, to the extent applicable, its Subsidiaries have complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder, each as in effect on the date such forms, reports and documents were filed. Parent has, prior to the date of this Agreement, made available to the Company true and complete copies of all forms, reports, registration statements and other filings filed by Parent and its Significant Subsidiaries with the SEC since December 31, 1997 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did
 ------------------
not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements of Parent included in the Parent SEC Reports were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. Parent has heretofore provided to the Company with true and correct copies of any material amendments and/or modifications to any Parent SEC Reports which have not yet been filed with the SEC but that are required to be filed with the SEC in accordance with applicable federal securities laws and the SEC rules.

       (b) Except as set forth or provided in the Parent SEC Reports filed prior to the date of this Agreement or in Section 6.05(b) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of Parent, except for (i) liabilities or obligations disclosed or provided for in the Parent SEC Reports filed prior to the date of this Agreement; (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; and (iii) liabilities or obligations which would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in Section 6.05(b) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is in default in respect of the material terms and conditions of any indebtedness or other agreement which would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

       SECTION 6.06. Information to Be Supplied. (a) Each of the Registration
       ------------- --------------------------
Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Merger Registration
                                                   -------------------
Statement"), the Offer Documents and the other documents required to be filed by
---------
Parent with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form, in all material respects, with the requirements of the Exchange Act and the Securities Act, as the case may be, and will not, on the date of its filing or at the time they become effective under the Securities Act or, in the case of the Offer Registration Statement, on the dates the Offer Registration Statement is mailed to shareholders of the Company and on the Acceptance Date and, in the case of the Merger Registration Statement, on the dates the Proxy Statement/Prospectus is mailed to shareholders of the Company and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

       (b) Notwithstanding the foregoing provisions of this Section 6.06, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Merger Registration Statement or the Offer Documents based on information supplied by the Company expressly for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 5.06.

       SECTION 6.07. Absence of Certain Events. Except as disclosed in the
       ------------- -------------------------
Parent SEC Reports filed on or before the date hereof or in Section 6.07 of the Parent Disclosure Schedule or as required or expressly permitted by this Agreement, since January 1, 2000, Parent and its Subsidiaries have operated their respective businesses only in the ordinary course and there has not occurred (i) any event, occurrence, change or developments which would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse

Effect or (ii) any damage, destruction or loss which, individually or in the aggregate, resulted in or would reasonably be expected to result in, a Parent Material Adverse Effect.

       SECTION 6.08. Litigation. Except as disclosed in Section 6.08 of Parent
       ------------- ----------
Disclosure Schedule or in the Parent SEC Reports filed prior to the date hereof, there are no Proceedings pending against Parent or its Subsidiaries or, to the knowledge of Parent, threatened against Parent or its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Authority or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, and, to the knowledge of Parent, no development has occurred with respect to any pending or threatened Proceeding that would reasonably be expected to result in a Parent Material Adverse Effect or would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated hereby. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, neither Parent nor any of its Subsidiaries is subject to any Order entered in any proceeding which would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. The foregoing does not apply to any Proceeding or Order arising in connection with or as a result of the execution of this Agreement or the commencement of the Offer or the consummation of the other transactions contemplated hereby.

       SECTION 6.09. Compliance with Laws. Except as disclosed in Section 6.09
       ------------- --------------------
of the Parent Disclosure Schedule: (a) Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, orders, judgments and decrees except where the failure to so comply could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect and (b) Parent and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the respective businesses of Parent and/or its Subsidiaries as now conducted, except where the failure to hold any such Permit could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, and there has not occurred any default under any such Permit, except to the extent that such default could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

       SECTION 6.10. Parent Employee Benefit Plans. (a) Except as set forth in
       ------------- -----------------------------
Section 6.10(a) of the Parent Disclosure Schedule, (i) each employee benefit plan subject to or governed by the laws of any jurisdiction outside of the United States or any State or Commonwealth of the United States, (ii) each employee benefit plan, within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and (iii) each foreign or domestic stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance, termination or salary or benefits continuation or fringe benefit plan, program, arrangement, contract or agreement maintained by Parent or any Affiliate thereof (including, for this purpose and for the purpose of all of the representations in this Section 6.10, all employers (whether or not incorporated) that would be treated together with Parent and/or any such Affiliate as a single employer within the meaning of
Section 414 of the Code) or to which Parent or any Affiliate thereof contributes (or has any obligation to contribute), has any liability or is a party (collectively, the "Parent Employee Benefit Plans") is in compliance with
                          -----------------------------
all applicable foreign and domestic laws (including, without limitation, ERISA and the Code) and has been administered and operated in accordance with its terms, in each case except as would not, in the aggregate, have a Parent Material Adverse Effect.

       (b) Set forth in Section 6.10(b) of the Parent Disclosure Schedule is an accurate and complete list of (i) each material Parent Employee Benefit Plan and
(ii) any material claim, action, litigation, audit, examination, investigation or administrative proceeding that has been made or commenced or, to the best knowledge of the Parent, threatened with respect to any material Parent Employee Benefit Plan (other than routine claims for benefits in the ordinary course).

       (c) Parent has made available or will make available to the Company or its counsel true and complete copies of each plan document related to each material Parent Employee Benefit Plan and any related trust agreement or funding vehicle, together with all amendments thereto, and such other documentation with respect to any material Parent Employee Benefit Plan as reasonably requested by Company.

       SECTION 6.11. Broker's or Finder's Fee.
       ------------- -------------------------

       Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (whose fees and expenses will be paid by Parent in accordance with their agreements with such firms), no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission or expense reimbursement from Parent or from any of its Subsidiaries or any of its controlled Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent, any of its Subsidiaries or any of its Affiliates.

       SECTION 6.12. Ownership of Capital Stock. Except as set forth in Section
       ------------- --------------------------
6.12 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, any capital stock of the Company or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company, other than as contemplated by this Agreement.

       SECTION 6.13. Vote Required. Subject to Section 6.13 of the Parent
       ---------------------------
Disclosure Schedule, no vote of the holders of any class or series of capital stock of Parent is necessary to approve any of the transactions contemplated hereby.

       SECTION 6.14. Financing. Parent has, or will have prior to the expiration
       ------------- ---------
of the Offer and the Merger, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to purchase all of the shares of Company Common Stock outstanding on a fully-diluted basis and to pay all related fees and expenses in connection therewith. Parent has provided the Company true and complete copies of all commitment letters that Parent and Merger Sub have received with respect to their financing of the Offer, the Merger and the other transactions contemplated hereby.

                                   ARTICLE VII

                       TRANSACTIONS PRIOR TO CLOSING DATE

       SECTION 7.01. Access to Information Concerning Properties and Records.
       ------------- ---------------------------------------------------------
Except as otherwise prohibited by applicable Law, during the period commencing on the date hereof and ending on the earlier of (a) the Closing Date and (b) the date on which this Agreement is terminated pursuant to Section 9.01 hereof, each of the Company and Parent shall, and each shall cause each of its Subsidiaries to, upon reasonable notice, afford the other party, and its respective counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to its and its Subsidiaries' employees, properties, books and records in order that they may have the opportunity to make such investigations as they shall reasonably require; provided, however, that such
                                                 --------- -------
investigation shall not affect the representations and warranties made by the Company or Parent in this Agreement. Except as otherwise prohibited by applicable law, the Company shall furnish promptly to Parent and Parent shall, and shall cause Merger Sub to, furnish promptly to the Company (x) a copy of each material form, report, schedule, statement, registration statement and other document filed by it or its Significant Subsidiaries during such period pursuant to the requirements of Federal, state or foreign securities laws and
(y) all other information concerning its or its Subsidiaries' business, properties and personnel as Parent or the Company may reasonably request. Except as otherwise prohibited by applicable law, each of the Company and Parent agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as the other party shall from time to time reasonably request.

       SECTION 7.02. Confidentiality. Prior to the Effective Time and after any
       ------------- ---------------
termination of this Agreement, each of Parent and the Company will comply with all of their respective obligations under the confidentiality Agreement, dated May 12, 2000 (the "Confidentiality Agreement") among Parent and the Company
                   -------------------------
respect to the information disclosed pursuant to Section 7.01 hereof or otherwise.

       SECTION 7.03. Conduct of the Business of the Company Pending the Closing
       ------------- -----------------------------------------------------------
Date. The Company agrees that, except as permitted, required or specifically
----
contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by Parent (which consent or approval shall not be unreasonably withheld or delayed) during the period commencing on the date hereof until the Effective Time:

          (a) The Company and each of its Subsidiaries shall conduct their respective operations in all material respects only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners and others having significant business relationships with them; and

          (b) Except as set forth in Section 7.03(b) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall:

               (i) make any change in or amendment to its Articles of Incorporation or its By-Laws or other organizational documents;

               (ii) issue or sell, or authorize to issue or sell, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, other than (A) the issuance of Company Common Stock upon the exercise of Company Options outstanding on the date hereof, (B) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent, the Company or another wholly owned Subsidiary of the Company, (C) issuances of Company Common Stock upon the conversion of convertible securities of the Company outstanding as of the date of this Agreement, (D) issuances or sales of Company Common Stock pursuant to participant-directed transactions or the matching of contributions by the Company made in accordance with the terms and conditions of the Company 401(k) Plan or (E) participant-directed transactions under the Company's Canadian stock purchase plan in accordance with terms and conditions of such plan;

               (iii) declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, other than (A) dividends payable by a Subsidiary of the Company to the Company or another Subsidiary of the Company or (B) the payment of regular quarterly dividends not to exceed $0.15 per share of Company Common Stock during the quarter ended September 30, 2000 and December 31, 2000;

               (iv)   other than in connection with transactions permitted by
            Section 7.03(b)(v), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (A) contemplated by the capital expenditure budgets for the Company and its Subsidiaries made available to Parent, (B) incurred in the ordinary course of business of the Company and its Subsidiaries or
            (C) not otherwise described in clauses (A) and (B) which, in the aggregate, do not exceed $25 million;

               (v) other than acquisitions by the Company or a wholly owned Subsidiary of the Company of the assets of, or equity interests in, a wholly owned Subsidiary of the Company, acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (A) any assets (including any equity interests) having a fair market value in excess of $25 million, or (B) all or substantially all of the equity interests of any Person or any business or division of any Person in the aggregate having a fair market value in excess of $25 million;

               (vi) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or by applicable law, or as contemplated by this Agreement or permitted by Section 7.03(b)(ii) hereof, increase the compensation or fringe benefits of any of its directors or officers or of employees (except for normal increases in the ordinary course of business consistent with past practice for non-director and non-officer employees) or enter into any severance, termination or change of control or similar arrangements not currently in effect or make any severance payments (except as required to be paid under existing severance plans, and except in the ordinary course of business consistent with past practice for non-director and non-officer employees) or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend in any material respect or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, phantom stock, performance shares, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement or grant any additional awards under such plans, except to the extent required by such plans, for the benefit of any directors, officers or employees;

               (vii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any Lien, any material assets, other than in the ordinary course of business;

               (viii) except as required by applicable law or GAAP, make any material change in its method of accounting;

               (ix) adopt or enter into a plan of complete or partial
            liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger or any such transaction involving the Company and a wholly owned Subsidiary of the Company or two wholly owned Subsidiaries of the Company) or any agreement relating to a Takeover Proposal, except as permitted by Sections
            7.07 and 9.01(c)(ii);

               (x) (A) incur any material indebtedness for borrowed money or guarantee any such indebtedness of another Person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly owned Subsidiary of the Company or (B) make any loans or advances to any other Person, other than to the Company or to any direct or indirect wholly owned Subsidiary of the Company, except, in the case of clause (A), for borrowings in the ordinary course of business consistent with past practice, including without limitation borrowings under existing credit facilities described in the Company SEC Reports in the ordinary course of business consistent with past practice for working capital purposes;

               (xi) except to the extent required under existing employee and director benefit plans, agreements or arrangements, applicable Law or as contemplated by this Agreement or Section 7.16 of the Company Disclosure Schedule accelerate or otherwise modify the payment, right to payment, vesting or exercise rights of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

               (xii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (A) of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice,
            (B) of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in the Company SEC Reports or (C) other claims not to exceed $5 million in the aggregate;

               (xiii) enter into any agreement, understanding or commitment that materially limits or impedes the Company's, any of its Significant Subsidiaries', the North American Tissue division's or the Dixie division's ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Significant Subsidiaries', the North American Tissue division's or the Dixie division's activities;

               (xiv) plan, announce, implement or effect any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries; provided, however, that routine employee terminations for cause or following performance reviews shall not be considered subject to this clause
            (xiv);

               (xv) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Articles of Incorporation or By-Laws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, securities of the Company acquired or controlled by Parent or Merger Sub;

               (xvi) materially modify, amend or terminate any material contract to which it is a party or waive any of its material rights or claims except in each case in the ordinary course of business;

               (xvii) other than in the ordinary course of business consistent with past practice, make any tax election or enter into any settlement or compromise of any tax liability that in either case is material to the business of the Company and its Subsidiaries as a whole;

               (xviii) amend or modify, or propose to amend or modify, the
            Rights Agreement, as amended as of the date hereof, except as contemplated in this Agreement;

               (xix) agree, in writing or otherwise, to take any of the
            foregoing actions.

            SECTION 7.04. Conduct of the Business of Parent Pending the Closing
            ------------- ------------------------------------------------------
Date. Parent agrees that, except as permitted, required or specifically
----
contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by the Company (which consent or approval shall not be reasonably withheld or delayed), during the period commencing on the date hereof until the Effective Time:

     (a) Except as set forth in Section 7.04 of the Parent Disclosure Schedule, Parent and each of its Subsidiaries shall conduct their respective operations in all material respects only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners and others having significant business relationships with them; and

     (b) Except as set forth in Section 7.04(b) of the Parent Disclosure Schedule or as expressly contemplated by this Agreement, neither Parent nor any of its Subsidiaries shall:

               (i) make any change in or amendment to Parent's Articles of
            Incorporation that changes any material term or provision of the Parent Common Stock;

               (ii) make any material change in or amendment to Merger Sub's
            Articles of Incorporation or Bylaws in any manner adverse to the Company or its shareholders;

               (iii) engage in any repurchase at a premium, recapitalization, restructuring or reorganization with respect to Parent's capital stock, including, without limitation, by way of any extraordinary dividend on, or other extraordinary distributions with respect to, Parent's capital stock;

               (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or any business or division thereof, or otherwise acquire any assets, unless such acquisition or the entering into of a definitive agreement relating to or the consummation of such transaction would not (A) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Antitrust Authority necessary to consummate the Offer or the Merger or the expiration or termination of any applicable waiting period, (B) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Offer or the Merger or (C) increase the risk of not being able to remove any such order on appeal or otherwise;

               (v) subject to Section 7.09, take or omit to take any action which would have the consequences set forth in clauses (A) through
            (C) of clause (iv) above;

               (vi) not take any action which would cause the Parent Common
            Stock to cease to be listed on the NYSE; or

               (vii) agree, resolve or otherwise commit to do any of the
            foregoing.

          SECTION 7.05. Company Shareholder Meeting; Preparation of Proxy
          ------------- -------------------------------------------------
Statement/Prospectus. (a) Company Shareholder Meeting. If required by applicable
--------------------      ---------------------------
law, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, convene and hold a special meeting of the holders of the Company Common Stock (the "Company Shareholder Meeting") as soon
                                          ---------------------------
as reasonably practicable after the acceptance for payment of shares of Company Common Stock pursuant to the Offer for the purpose of voting upon this Agreement and the Merger and the Company agrees that this Agreement shall be submitted at such meeting. The Company shall take all action necessary to secure the vote of shareholders required by applicable law and the Company's Article of Incorporation or By-Laws to obtain the approval for this Agreement. Unless the Board of Directors of the Company otherwise determines (based upon a majority vote of the Board of Directors in its good faith judgment that such other action is necessary to comply with its fiduciary duty to shareholders under applicable law after receiving advice from outside legal counsel) prior to the approval by the shareholders of the Company, (i) the Company's Board of Directors shall recommend approval by its shareholders of this Agreement (the "Company
                                                               -------
Recommendation"), (ii) neither the Company's Board of Directors nor any
--------------
committee thereof shall amend, modify, withdraw, condition or qualify the Company Recommendation in a manner adverse to Parent or take any action or make any statement inconsistent with the Company Recommendation and (iii) the Company shall take all lawful action to secure the Company Shareholder Approval.

          (b) Preparation of Merger Registration Statement and Proxy
          ----------------------------------------------------------
Statement/Prospectus. If required by applicable law, promptly after the
--------------------
acceptance for payment of shares of Company Common Stock pursuant to the Offer, Parent and the Company shall prepare, and Parent shall file with the SEC, the Merger Registration Statement, in which the Proxy Statement/Prospectus will be included as Parent's prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after the acceptance for payment of shares of Company Common Stock pursuant to the Offer and to keep the Merger Registration Statement effective as long as is necessary to consummate the Merger. The Company shall mail the Proxy Statement/Prospectus to its shareholders as promptly as practicable after the Merger Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Parent shall take any action required to be taken under any applicable state securities or blue sky laws in connection with the issuance of Parent Common Stockin the Merger. No amendment or supplement to the Proxy Statement/Prospectus will be made by the Company or Parent without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/ Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time, the Company or Parent discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of the Company.

          (c) Short-Form Merger. Notwithstanding the foregoing, if Parent or
              -----------------
Merger Sub shall acquire at least 90% of the outstanding shares of Company Common Stock pursuant to the Offer or otherwise, the parties hereto agree, subject to the satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, to take, or cause to be taken, all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of shares of Company Common Stock pursuant to the Offer without the Company Shareholder Meeting.

          SECTION 7.06. Reasonable Best Efforts. Subject to Section 7.09 and the
          ------------- -----------------------
terms and conditions provided herein, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, the Company's and Parent's reasonable best efforts to obtain, prior to the Acceptance Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities (other than with respect to any licenses, permits, consents, approvals, authorizations, qualifications and orders of any Antitrust Authority which the Company and Parent shall use their best efforts to obtain) and parties to contracts with the Company or Parent, as the case may be, and their respective Subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and in order to comply with applicable Laws; provided, however, that except as otherwise contemplated by
                 --------  -------
this Agreement, no material loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to materially increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent.

          SECTION 7.07. No Solicitation. (a) The Company shall, and shall use
          ------------- ---------------
its reasonable best efforts to cause its Subsidiaries, and its and their, officers, directors, employees, financial advisors, attorneys and other advisors, representatives and agents (collectively, "Representatives") to,
                                                     ---------------
immediately cease any discussions or negotiations with third parties with respect to any Takeover Proposal. The Company shall not, nor shall it authorize or permit any of its Representatives, to (i) directly or indirectly solicit, facilitate, initiate or encourage the making or submission of, any Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iii) initiate or participate in any way in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a party to this Agreement) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of the Company's equity securities; provided that prior to the Acceptance
                                          --------
Date, in response to an unsolicited Takeover Proposal that did not result from the breach of this Section 7.07 and following delivery to Parent of notice of the Takeover Proposal in compliance with its obligations under Section 7.07(d) hereof, the Company may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with customary terms) to any third party which makes a bona fide written Takeover Proposal if
(A) a majority of the Company's Board of Directors reasonably determines in good faith (after consultation with its financial advisors) that taking such action would be reasonably likely to lead to the delivery to the Company of a Superior Proposal and (B) a majority of the Company's Board of Directors determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to take such actions(s) in order to comply with its fiduciary duties under applicable law.

            For purposes of this Agreement, "Takeover Proposal" means any
                                             -----------------
inquiry, proposal or offer from any Person or group relating to (i) any direct or indirect acquisition or purchase of 20% or more of the assets of the Company or any of its Subsidiaries or 20% or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning all or any portion of any class of equity securities of the Company or any of its Subsidiaries or (iii) any merger, consolidation, business combination, sale of all or any substantial portion of the assets, recapitalization, liquidation or a dissolution of, or similar transaction involving the Company or any of its Subsidiaries other than the Offer or the Merger; and "Superior Proposal" means a
                                                      -----------------
bona fide written Takeover Proposal made by a third party to purchase at least two-thirds of the outstanding equity securities of the Company pursuant to a tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the assets, recapitalization or similar transaction involving the Company (i) on terms which a majority of the Company's Board of Directors determines in good faith (after consultation with its financial advisors) to be superior to the Company and its shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated hereby and any alternative proposed by Parent or Merger Sub in accordance with Section 9.01(c)(ii) and (ii) which is reasonably capable of being consummated.

          (b) The Company agrees that, except as set forth in Section 7.07(c), neither its Board of Directors nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (ii) approve, recommend or cause it to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal.
----------------------

          (c) The Company and Parent agree that, notwithstanding anything to the contrary herein, prior to the Acceptance Date, the Company and/or its Board of Directors may take the actions otherwise prohibited by Section 7.07(b) if (i) a third party makes a Superior Proposal, (ii) the Company complies with its obligations under Section 7.07(d), (iii) all of the conditions to the Company's right to terminate this Agreement in accordance with Section 9.01(c)(ii) hereof have been satisfied (including the expiration of the six Business Day period described therein and the payment of all amounts required pursuant to Section
9.03 hereof) and (iv) simultaneously therewith, this Agreement is terminated in accordance with Section 9.01(c)(ii) hereof.

          (d) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a), (b) and (c) of this Section 7.07, promptly on the date of receipt thereof, the Company shall advise Parent in writing of any request for information or any Takeover Proposal, or any inquiry, discussions or negotiations with respect to any Takeover Proposal and the terms and conditions of such request, Takeover Proposal, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep Parent fully informed as to the material details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company provided to any other Person or group in connection with any Takeover Proposal which was not previously provided to Parent.

          (e) Parent agrees that nothing contained in this Section 7.07 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with respect to any tender offer.

          (f) The Company agrees that immediately following the execution of this Agreement, (i) it shall request each Person which has heretofore executed a confidentiality agreement in connection with such Person's consideration of acquiring the Company to return or destroy (which destruction shall be certified in writing by an executive officer of the Company) all confidential information heretofore furnished to such Person by or on its behalf and (ii) the Company shall cease and cause to be terminated immediately all existing discussions or negotiations with any Person conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal.

          SECTION 7.08. Notification of Certain Matters. The Company shall give
          ------------- -------------------------------
prompt notice to Parent, and Parent shall, and shall cause Merger Sub to, give prompt notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue in any material respect at any time from the date of this Agreement to the Effective Time. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          SECTION 7.09. Antitrust Laws. (a) Parent and the Company shall
          ------------- --------------
together discuss and formulate the approach to be taken with respect to Antitrust Authorities; provided, however, that Parent shall have the right to
                       --------  -------
determine the overall strategy with respect to any filings, submissions of information or documentary materials to, proceedings or negotiations with, or any other discussions, meetings, consultations, conversations or interactions with (collectively, "Contacts"), any Antitrust Authority. Without limiting the
                     --------
generality of the foregoing, but subject to the immediately succeeding sentence, prior to any Contacts with any Antitrust Authority by Parent or any of its Subsidiaries or by the Company or any of its Subsidiaries, Parent and the Company shall each have the right to (i) in the case of filings, submissions of information or documentary materials, review such Contacts prepared by the other party and comment with respect thereto and the other party shall be required to incorporate into such Contacts all reasonable comments of Parent or the Company, as the case may be, and (ii) discuss prior to any Contacts the appropriate approach to be taken with respect thereto. As part of its overall strategy, Parent shall determine the timing of any Contacts with any Antitrust Authority and Parent shall be entitled to act as the spokesperson in connection therewith; provided that, to the extent permitted by such Governmental Authority, Parent
--------
shall afford the Company a reasonable opportunity to participate in any such Contacts; provided further, that the Company shall not initiate any material
          -------- ------
Contacts with any Antitrust Authority regarding any of the transactions contemplated hereby without Parent's prior consent, it being understood that the Company may respond to any such Contacts or requests for Contacts which are initiated by any Antitrust Authority, or as otherwise required by applicable Law. The parties hereto agree to provide to each other copies of all correspondence between it (or its advisors) and any Antitrust Authority relating to this Agreement or any of the matters described in this Section 7.09.

            (b) Each party hereto shall use its best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Without limiting the generality of the foregoing, "best efforts" shall include, without limitation:

            (i)   in the case of each of Parent and the Company:

                  (1) promptly filing with the appropriate Antitrust Authorities a Notification and Report Form or other applicable notification with respect to the transactions contemplated by this Agreement;

                  (2) if Parent or the Company receives a formal request for information and documents from an Antitrust Authority, substantially complying with such formal request at the earliest practicable date following the date of its receipt thereof; and

                  (3) opposing vigorously any litigation relating to the Offer, the Merger or the other transactions contemplated hereby, including, without limitation, promptly appealing any adverse court Order.

            (ii) in the case of Parent only, negotiating with respect to, and accepting at such time as permits consummation of the Offer no later than the Termination Date, a consent decree with an Antitrust Authority requiring any of Parent, Merger Sub or the Company to agree or commit to divest, hold separate or offer for sale any assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including, without limitation, the Surviving Corporation after consummation of the Merger) as are necessary to permit Parent and Merger Sub to otherwise fully consummate the Offer and the Merger (a "Consent
                                                                     -------
      Decree"); provided, that nothing in this Agreement shall require Parent or
      ------    --------
      any of its Subsidiaries to comply with or accept any Consent Decree which, if complied with, would, in Parent's reasonable judgment, be expected to have a material adverse effect on the business, results of operations or financial condition of Parent, the Company and their Subsidiaries, taken as a whole, after giving effect to the Offer and the Merger.

            For purposes of this Agreement, (i) "Antitrust Authorities" means
                                                 ---------------------
the Federal Trade Commission, the Antitrust Division of the Department of Justice, the attorneys general of the several states of the United States and any other Governmental Authority having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws and (ii) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended,
 -------------
the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          SECTION 7.10. Directors' and Officers' Insurance. (a) The Articles of
          ------------- ----------------------------------
Incorporation and the By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability substantially as set forth in the Company's Articles of Incorporation and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) For a period of six years from the Effective Time, the Surviving Corporation shall either (i) maintain in effect the Company's current directors' and officers' liability insurance covering those Persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) (the "Indemnified Parties"); provided, however, that in no event shall
              -------------------    --------  -------
Parent be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; provided
                                                                  --------
further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided further that the Surviving
                                  --------
Corporation may substitute for the Company policy policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (ii) if such insurance coverage is not otherwise available, cause Parent's directors' and officers' liability insurance then in effect to cover those Persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy with respect to those matters covered by the Company's directors' and officers' liability policy.

          (c) The Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its Subsidiaries occurring prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Surviving Corporation, from and after the Effective Time, shall pay, as incurred, such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided,
                                                                     --------
that any Indemnified Party to whom expenses are advanced shall, prior to receiving any such advance, if required by applicable law, provide Parent with an undertaking to repay such advance, in full, as promptly as reasonably practicable after it is ultimately determined that such Indemnified Party is not entitled to indemnification hereunder. Subject to Section 7.10(d) below, the Surviving Corporation shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section
7.10 or any action which is indemnifiable hereunder.

          (d) Any Indemnified Party wishing to claim indemnification under paragraph (a) or (c) of this Section 7.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof (with counsel engaged by the Surviving Corporation to be reasonably acceptable to the relevant Indemnified Party) and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, (ii) such Indemnified Party will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; provided that the Surviving Corporation shall not have any obligation
         --------
hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          SECTION 7.11. Public Announcements. Parent and the Company shall
          ------------- --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shallnot issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, except as may be required by law, court process or by obligations pursuant to any listing agreement with a national securities exchange.

          SECTION 7.12. Transfer Tax. The Company and Parent shall cooperate in
          ------------- ------------
the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to tax, "Transfer
                                                                     --------
Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not
-----
be a liability of any holder of the Company Common Stock.

          SECTION 7.13. NYSE Listing. Parent shall use its best efforts to cause
          ------------- ------------
the Parent Common Stock to be issued in connection with the Offer and the Merger to be listed on the NYSE, subject to official notice of issuance.

          SECTION 7.14. Affiliates of the Company. Not less than 15 days prior
          ------------- -------------------------
to the Effective Time, the Company shall deliver to Parent a letter identifying all Persons who, to the Company's knowledge, at the Effective Time, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act or who may otherwise be deemed to be Affiliates of the Company (the "Rule 145 Affiliate"). The Company shall use its reasonable best efforts to
      ------------------
cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Parent prior to the Effective Time, a written agreement, in customary form (a "Rule 145 Affiliate Agreement").
         ----------------------------

          SECTION 7.15. Section 16 Matters. Prior to the Effective Time, Parent
          ------------- ------------------
and the Company shall take all such steps as may be required to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) and acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as the case may be, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

          SECTION 7.16. Employee Benefits. (a) From and after the Effective
          ------------- -----------------
Time, Parent and the Surviving Corporation shall honor all Company Employee Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. For a period of not less than one year following the Effective Time, Parent shall provide, or cause to be provided, to current and former employees of the Company and its Subsidiaries who are not collectively bargained employees (the "Company
                                                                        -------
Employees") compensation and employees benefits that are, in the aggregate for
---------
all Company employees taken as a whole (and not on an individual basis) not less favorable than those provided to Company Employees under the material Company Employee Benefit Plans immediately before the Effective Time. The foregoing shall not be construed to prevent the termination of employment of any Company Employee or the amendment or termination of any particular Company Employee Benefit Plan or compensation arrangement to the extent permitted by its terms as in effect immediately before the Effective Time, nor shall it be construed to require the provision or continuation of any compensation or benefit to any Company Employee not otherwise entitled by virtue of his employment status or terms of a relevant Company Benefit Plan. From and after the Acceptance Date, Parent will cause the Company to comply with this covenant.

          (b) For all purposes under the employee benefit plans of Parent and its Affiliates providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee shall be credited with his or her
           ---------
years of service with the Company and its Affiliates before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Employee Benefit Plans, provided, that the foregoing shall not apply to the extent that is application would result in a duplication of benefits or for newly established plans and programs for which prior service of Parent employees is not taken into account. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company employee benefit plan or compensation arrangement or agreements in which such Company Employee participated immediately before the transfer to the New Plan (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing
                   ---------
medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for each employee who, at the time of transfer to such New Plan, is participating in an Old Plan providing such benefit and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes for satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c) For so long after the Effective Time as the Company maintains the cash or deferred arrangement under Section 401(k) of the Code in which Company Employees participate immediately prior to the Effective Time, (the "401(k)
                                                                     -----
Plan"), and Parent maintains a 401(k) plan with a loan feature for similarly
----
situated employees, Parent shall cause the 401(k) Plan to retain the loan feature of such plan.

          (d) For a period of at least one year following the Effective Time, Parent shall maintain a severance plan which provides substantially similar benefits as the Company's Salary Continuation Plan (as in effect at the Effective Time), but which allows the payment of severance benefits in a lump sum at Parent's discretion, and allows the payment by Parent of COBRA premiums for the salary continuation period in lieu of continued participation in any active medical plan.

          (e) In addition, Parent acknowledges that the other actions described in Section 7.16 of the Company Disclosure Schedule have been or shall be taken.

          SECTION 7.17. Voting of Shares. Parent agrees to vote all shares of
          ------------- ----------------
Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Shareholder Meeting.

          SECTION 7.18. The Company Rights Plan. Prior to the Effective Time,
                        -----------------------
the Company shall take all necessary action to (i) amend the Rights Agreement so as to accelerate the Final Expiration Date (as such term is used in the Rights Agreement) to a date which is immediately prior to the Effective Time, and (ii) ensure that after such acceleration (A) none of the Company, Parent or Merger Sub shall have any obligations under the Company Rights or Rights Agreement and
(B) none of the holders of the Rights shall have any rights under the Rights or Rights Agreement.

          SECTION 7.19. Fees and Expenses. Whether or not the Offer or the
          ------------- -----------------
Merger is consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except expenses incurred in connection with the filing, printing and mailing of the Offer Documents, the Schedule 14D-9 and the Proxy Statement, which shall be shared equally by Parent and the Company.

          SECTION 7.20. Merger Sub. (a) As soon as practicable after the date
          ------------- ----------
hereof, Parent shall form, or cause to be formed, Merger Sub and shall cause Merger Sub to execute this Agreement.

            (b) Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and will have no Subsidiaries and will undertake no business or activities other than in connection with this Agreement and engaging in the transactions contemplated hereby.

          (c) Parent will take all action necessary to cause Merger Sub to take all actions required of it under this Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

SECTION 8.01. Conditions to Obligations of Each Party. The obligations of the
------------- ---------------------------------------
Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver, of the following conditions:

          (a) to the extent required by applicable law, this Agreement shall have been approved by the shareholders of the Company in accordance with the VSCA;

          (b) no provision of any applicable Law and no Order shall prohibit the consummation of the Merger;

          (c) Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

          (d) if required, the Merger Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn; and

          (e) Merger Sub shall have purchased shares of Company Common Stock pursuant to the Offer.


                                   ARTICLE IX

                                  TERMINATION

          SECTION 9.01. Termination. This Agreement may be terminated at any
          ------------- -----------
time prior to the Effective Time, whether before or after the Company Shareholder Approval:

          (a) by mutual written consent of Parent and the Company; or

          (b) by Parent:

               (i) if at any time prior to the Acceptance Date, the Company has breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in clause
          (iii)(f) of Annex I, (B) cannot be or has not been cured prior to the earlier of (x) 30 days following receipt by the Company of written notice from Parent of such breach or failure to perform and (y) the Termination Date and (C) has not been waived by Parent pursuant to the provisions hereof;

               (ii) if at any time after the date hereof and prior to the Acceptance Date, (A) the Company, or its Board of Directors, as the case may be, shall have (1) entered into any agreement with respect to any Takeover Proposal other than the Offer or the Merger and other than a confidentiality agreement contemplated by Section 7.07, (2) amended, conditioned, qualified, withdrawn or modified, or proposed or resolved to do so, in a manner adverse to Parent or Merger Sub, its approval and recommendation of the Offer, the Merger and this Agreement, or (3) approved or recommended, or proposed to approve or recommend, any Takeover Proposal other than the Offer or the Merger, or (B) the Company or the Company's Board of Directors or any committee thereof shall have resolved to do any of the foregoing; or

               (iii) if at any time prior to the Acceptance Date the Company breaches any of its obligations under Section 7.07 or Section 9.01(c) hereof;

          (c)   by the Company:

               (i) if at any time prior to the Acceptance Date, Parent has breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) cannot be or has not been cured prior to the earlier of (x) 30 days following receipt by Parent of written notice from the Company of such breach or failure to perform and (y) the Termination Date and (B) has not been waived by the Company;

               (ii) if at any time prior to the Acceptance Date a Superior Proposal is received by the Company and the Board of Directors of the Company reasonably determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties under applicable law; provided that the Company may not terminate this Agreement pursuant to
          --------
          this Section 9.01(c)(ii) unless and until (A) six Business Days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company and during such six Business Day period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Superior Proposal, and the identity of the Person making such Superior Proposal, with the intent of enabling the parties hereto to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; (B) at the end of such six Business Day period the Takeover Proposal continues in the judgment of the Board of Directors of the Company to constitute a Superior Proposal and the Board of Directors of the Company confirms its determination (after receiving the advice of outside legal counsel) that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties under applicable law; and (C) (x) at or prior to such termination, Parent has received all amounts due under Section 9.03 hereof by wire transfer in same day funds and (y) immediately following such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

          (d)   by either Parent or the Company:

               (i) if the Offer has not been consummated on or before February 28, 2001 (the "Termination Date"); provided that the right to
                         ----------------    --------
          terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any material obligation of this Agreement or other material breach of this Agreement has been the cause of, or resulted in, the failure of the Offer to have been consummated on or prior to the aforesaid date; or

               (ii) if any court of competent jurisdiction or any Governmental Authority shall have issued an Order or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting acceptance for payment of, and payment for, shares of Company Common Stock pursuant to the Offer or consummation of the Merger and such Order or other action shall have become final and nonappealable.

          SECTION 9.02. Effect of Termination. In the event of termination of
          ------------- ---------------------
this Agreement by Parent or the Company, as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Merger Sub or their respective officers or directors (except that Section 7.02, Section 7.19, this Section 9.02 and Sections 9.03, 10.03, 10.04, 10.05, 10.11 and 10.13 shall survive the termination); provided, however, that nothing contained in this Section 9.02 or
              --------  -------
in Section 9.03 (except the proviso to Section 9.03(c)) shall relieve any party hereto from any liability for any breach of this Agreement.

          SECTION 9.03. Payment of Certain Fees. (a) If this Agreement is
          ------------- -----------------------
terminated by Parent in accordance with Section 9.01(b)(ii)(A)(1), Section 9.01(b)(ii)(A)(2), or Section 9.01(b)(ii)(A)(3), or by the Company in accordance with Section 9.01(c)(ii), then the Company shall pay to Parent in immediately available funds, a termination fee in an amount equal to $125 million (the "Termination Fee").
 ---------------

            (b) If this Agreement is terminated by Parent or the Company pursuant to Section 9.01(b)(ii)(B), Section 9.01(b)(iii) or Section 9.01(d)(i) hereof and a Takeover Proposal has been made and publicly announced or communicated to the Company's shareholders after the date of this Agreement and prior to the Termination Date, and concurrently with or within twelve months of the date of such termination a Third Party Acquisition Event occurs, then the Company shall within 15 Business Days of the occurrence of such Third Party Acquisition Event pay to Parent the Termination Fee.

            "Third Party Acquisition Event" shall mean earlier of (i) the
             -----------------------------
consummation of a Takeover Proposal involving the purchase of a majority of either the equity securities of the Company or of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or any such transaction that, if it had been proposed prior to the termination of this Agreement would have constituted a Takeover Proposal or (ii) the entering into by the Company or any of its Subsidiaries of a definitive agreement with respect to any such transaction.

            (c) The Company and Parent agree that, if (1) this Agreement is terminated by Parent or the Company pursuant to Section 9.01(d)(i) or 9.01(d)(ii) and (2) at the time of such termination, (I) any of the events or circumstances under clauses (ii), (iii)(a) or (iii)(b) of Annex I occur or exist and continue and (II) no events or circumstances under clauses (iii)(c),
(iii)(e), (iii)(f), or (iii)(h) of Annex I shall occur or exist, then Parent shall pay to the Company a fee of $125 million (the "Reverse Termination Fee").
                                                     -----------------------
The Reverse Termination Fee shall be the exclusive remedy of the Company with respect to such termination; provided, however, that nothing herein shall
                             --------  -------
relieve any party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

            (d) Any payment of fees pursuant to this Section 9.03 shall be made within five Business Days after termination of this Agreement (or as otherwise expressly set forth in this Agreement) by wire transfer of immediately available funds. If either party fails to pay or reimburse the other party for any fees due hereunder, such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuits or other legal action, taken to collect payment, together with interest on the amount of any unpaid and unreimbursed fees at the publicly announced prime rate of Citibank, N.A. from the date such payment or reimbursement was required to be made to the date that it is made.


                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.01. Representations and Warranties. The respective
          -------------- ------------------------------
representations and warranties of the Company, on the one hand, and Parent, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing, shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire on, and be terminated and extinguished at, the Effective Time and thereafter neither the Company nor Parent shall be under any liability whatsoever with respect to any such representation or warranty. This Section 10.01 shall have no effect upon any other obligation, covenant or agreement of the parties hereto, which shall survive in accordance with their terms.

          SECTION 10.02. Extension; Waiver. At any time prior to the Effective
          -------------- -----------------
Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company or Parent, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          SECTION 10.03. Notices. All notices, requests, demands, waivers and
          -------------- -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

          (a)   if to the Company, to it at:

                  Fort James Corporation
                  1650 Lake Cook Road
                  Deerfield, IL  60015
                  Telecopy:  (847) 317-5481
                  Attention:  Clifford A. Cutchins, Esq.

            with a copy (which shall not constitute notice) to:

                  Watchell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Telecopy:  212-403-2000
                  Attention:  Patricia A. Vlahakis, Esq.

          (b)   if to Parent, to it at:

                  Georgia-Pacific Corporation
                  133 Peachtree Street, N.E.
                  Atlanta, GA  30303
                  Telecopy:  (404) 230-7543
                  Attention:  James F. Kelley, Esq.

            with a copy (which shall not constitute notice) to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Telecopy:  212-848-7179
                  Attention:  Creighton O. Condon, Esq.

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          SECTION 10.04. Entire Agreement. This Agreement and the schedules and
          -------------- ----------------
other documents referred to herein or delivered pursuant hereto or simultaneously herewith and the Confidentiality Agreement, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          SECTION 10.05. Binding Effect; Benefit; Assignment. This Agreement
          -------------- -----------------------------------
shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of Sections 7.10 and 7.15 hereof, shall inure to the benefit of the Persons or entities benefiting from the provisions thereof pursuant to Sections 7.10 and 7.15, who are intended to be third-party beneficiaries thereof, and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign and transfer its right and obligations hereunder to any of its Affiliates. Except as provided in the immediately preceding sentence, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 10.06. Amendment and Modification. Subject to applicable law,
          -------------- --------------------------
this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Acceptance Date (notwithstanding the Company Shareholder Approval), by action taken by the respective Boards of Directors of Parent and the Company or by the respective officers authorized by such Boards of Directors or otherwise, as the case may be; provided, however, that after the Company Shareholder Approval, no amendment
    --------  -------
shall be made which by law requires further approval by the shareholders of the Company without such further approval.

          SECTION 10.07. Further Actions. Each of the parties hereto agrees
          -------------- ---------------
that, except as otherwise provided in this Agreement and subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

          SECTION 10.08. Headings.  The descriptive headings of the
          -------------- --------
several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.09. Enforcement. The parties agree that irreparable damage
          -------------- -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 10.10. Counterparts. This Agreement may be executed in several
          -------------- ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          SECTION 10.11. Applicable Law. Except as mandatorily required under
          -------------- --------------
the laws of the State of Georgia or the Commonwealth of Virginia, this Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

          SECTION 10.12. Severability. If any term, provision, covenant or
          -------------- ------------
restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          SECTION 10.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS
          -------------- --------------------
AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                        [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed by its officers thereunto duly authorized, all as of the date first above written.

                                          GEORGIA-PACIFIC
                                          CORPORATION



                                          By:  /s/ A. D. Correll
                                             --------------------------------
                                             Name: A.D. Correll
                                             Title: Chairman, CEO & President



                                          FENRES ACQUISITION CORP.



                                          By:  /s/ A. D. Correll
                                             --------------------------------
                                             Name:   A.D. Correll
                                             Title:  Chairman, CEO and President



                                          FORT JAMES CORPORATION



                                          By:  /s/ Miles L. Marsh
                                             --------------------------------
                                             Name: Miles L. Marsh
                                             Title: Chairman & CEO

                                                                         ANNEX I

                             Conditions of the Offer

            Notwithstanding any other provision of the Offer, but subject to compliance with Section 2.01(a) of the Agreement and Plan of Merger dated as of July 16, 2000 among Parent, Merger Sub and the Company (the "Merger Agreement") (each defined term used herein shall have the meaning assigned to such term in the Merger Agreement), Merger Sub shall not be required to accept for payment or pay for any shares of Company Common Stock tendered pursuant to the Offer, and may extend or amend the Offer in accordance with the Merger Agreement, if (i) the Minimum Condition shall not have been satisfied; (ii) the applicable waiting period under the HSR Act or any material European antitrust filing shall not have expired or been terminated; or (iii) on or after the date of the Merger Agreement and at or prior to the Acceptance Date, any of the following events or circumstances occurs or exists and is continuing:

          (a) there shall have been instituted or pending any litigation, suit, claim, action or proceeding before any federal or state court of the United States of America (other than (i) any such action in which a motion for a temporary restraining order, a preliminary injunction or a permanent injunction shall have been denied or shall have expired, or a judicial order granting any such temporary restraining order, preliminary injunction or permanent injunction shall have been reversed on appeal and not reinstated, (ii) any such action or proceeding in which the United States Department of Justice, or the Federal Trade Commission or any applicable state authority does not file within 10 Business Days after commencement of such action a motion seeking injunctive relief of the type referred to in clauses (1) through (3) of this paragraph (a), or (iii) an action filed with consent of Merger Sub) by any United States federal government or governmental authority or agency or any of the several states of the United States or any attorney general thereof (1) challenging or seeking to make illegal, materially delay, or otherwise, directly or indirectly, restrain or prohibit or make materially more costly (in each case, under Antitrust Laws), the making of the Offer, the acceptance for payment of any shares of Company Common Stock by Parent, Merger Sub or any other Affiliate of Parent, or the consummation of any other transaction contemplated by the Merger Agreement; (2) seeking an order of divestiture that, if complied with, would, in Parent's reasonable judgment, be expected to have a material adverse effect on the business, results of operations or financial condition of Parent, the Company and their Subsidiaries, taken as a whole, after giving effect to the Offer and the Merger; or (3) seeking (under Antitrust Laws) to impose or confirm any limitation on the ability of Parent, Merger Sub or any other Subsidiary of Parent to exercise effectively full rights of ownership of any shares of Company Common Stock on all matters properly presented to the Company's shareholders, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement; provided, however, that no such litigation or proceeding shall constitute a condition to Merger Sub's obligations under the Offer to the extent that Parent or Merger Sub is in breach of its obligations under Section 7.09 thereof;

          (b) there shall have been (i) any Law enacted, promulgated, amended, issued or deemed applicable to (1) Parent, the Company or any of their respective Subsidiaries or (2) any transaction contemplated by the Merger Agreement or (ii) entered, promulgated or enforced by any court or Governmental Authority, any Order of any kind which prohibits, restrains, restricts or enjoins the consummation of the Offer or has effect of making the Offer illegal, in each case, by any legislative body or Governmental Authority that would result, directly or indirectly, in any of the consequences referred to in clauses (1) through (3) of paragraph (a) above; provided, however, that no such Law or Order shall constitute a condition to Merger Sub's obligations under the Offer to the extent Parent or Merger Sub is in breach of its obligations under Section 7.09 thereof;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any government or Governmental Authority, on the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (v) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

          (d) Parent Common Stock to be issued in the Offer shall not have been authorized for listing on the NYSE, subject to official notice of issuance;

          (e) other than with respect to any Order that is the subject of paragraph (a) or (b) above, there shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority any Order which prohibits, restrains, restricts or enjoins the consummation of the Offer or has the effect of making the Offer illegal;

          (f) the Company shall have breached or failed to perform in any material respect (i) its obligations under the Merger Agreement, (ii) the representations and warranties of the Company contained in the Merger Agreement that are qualified by reference to a Company Material Adverse Effect shall not have been true when made or at any time prior to the consummation of the Offer as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), or (iii) the representations and warranties of the Company contained in the Merger Agreement that are not so qualified shall not have been true when made or at any time prior to the consummation of the offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of clause (iii) only, for such inaccuracies as are not reasonably likely to, individually or in the aggregate, result in a Company Material Adverse Effect; and

          (g) the Merger Agreement shall have been terminated in accordance with its terms;

          (h) a stop order suspending the effectiveness of the Offer Registration Statement shall have been issued by the SEC or any proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

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

            which, in the reasonable judgment of Parent in any such case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

            The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or may be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

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